Computational Materials: Term Sheet Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-AC1, Group I

File pursuant to Rule 433(d).

Registration Statment number 333-125422.

New Issue Computational Materials

$463,664,000 (Approximately)

Asset-Backed Certificates, Series 2006-AC1

Group I

Bear Stearns Asset Backed Securities I Trust 2006-AC1

Issuer

EMC Mortgage Corporation

Sponsor and Seller

Wells Fargo Bank, National Association

Master Servicer

January 27, 2006

This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

TRANSACTION SUMMARY (a), (c)

Class	Size	Percent Of Pool Balance	Credit Enhancement Percentage	Coupon Type	WAL To Call (yrs.) (b)	Final Scheduled Dist. Date (b)	Expected Ratings (Moody’s/S&P)
I-A-1	$275,026,000	57.36%	27.00%	5.75% Fixed (d)(e)	3.732	1/25/2036	Aaa / AAA
I-A-2	$75,000,000	15.64%	27.00%	5.75% Fixed (d)(e)	3.732	1/25/2036	Aaa / AAA
I-M-1	$46,510,000	9.70%	17.30%	Floater (d)(e)(f)	3.732	1/25/2036	Aa2 / AA
I-M-2	$24,933,000	5.20%	12.10%	Floater (d)(e)(g)	3.732	1/25/2036	A2 / A
I-M-3	$11,508,000	2.40%	9.70%	Floater (d)(e)(h)	3.732	1/25/2036	A3 / A-
I-B-1	$11,028,000	2.30%	7.40%	Floater (d)(e)(i)	3.732	1/25/2036	Baa1 / BBB+
I-B-2	$10,069,000	2.10%	5.30%	Floater (d)(e)(j)	3.732	1/25/2036	Baa2 / BBB
I-B-3	$9,590,000	2.00%	3.30%	Floater (d)(e)(k)	3.732	1/25/2036	Baa3 / BBB-
I-B-4	$11,508,000	2.40%	0.90% (l)	Floater (d)(e)(m)	Not Offered		Ba2 / BB
Total	$475,172,000	99.10%

Notes:

(a)           The principal balance of each Class of Certificates is subject to a 10% variance. Class size and credit enhancement levels are subject to change based upon the final mortgage pool and rating agency valuation of subordination, overcollateralization, and excess spread. The principal balances of the Certificates are calculated using expected scheduled principal balances of the mortgage loans as of the Cut-off Date. The final sizes of the Certificates will be based on the final aggregate principal balances of the mortgage loans as of the Cut-off Date after taking into account among other things, unscheduled principal payments and the composition of the final mortgage pool.

(b) Prepayment Assumption: 8% CPR building to 20% CPR in 12 months, and remaining constant at 20% CPR thereafter.

(c)           The Certificates will be priced to a cleanup call that can be exercised on or after the earlier of (i) the Distribution Date on which the aggregate stated principal balance of the group I mortgage loans has been reduced to less than or equal to 20% of the aggregate stated principal balance of such mortgage loans as of the Cut-off Date and (ii) the Distribution Date occurring in January 2016.

(d) See Group I Optional Redemption Definition.

(e)           The Class I-A-1 and Class I-A-2 Certificates will be subject to an interest rate (the related “interest rate cap”) equal to the weighted average of the net mortgage rates on the related mortgage loans. The Class I-M Certificates and Class I-B Certificates will be subject to an interest rate cap (the related “interest rate cap”) to the lesser of (i) 10.00% per annum and (ii) the weighted average of the net mortgage rates on the related mortgage loans. If on any Distribution Date, the pass-through rate for a class of Offered Certificates is based on a cap relating to the weighted average of the net mortgage rates of the related mortgage loans, the resulting interest shortfall may be recovered by the holders of the related Certificates on the same Distribution Date or future Distribution Dates on a subordinated basis to the extent that on such Distribution Date there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust.

(f) The pass-through rate for the Class I-M-1 Certificates will be a floating rate based on One Month LIBOR + [0.45%] per annum.
(g) The pass-through rate for the Class I-M-2 Certificates will be a floating rate based on One Month LIBOR + [0.63%] per annum.
(h) The pass-through rate for the Class I-M-3 Certificates will be a floating rate based on One Month LIBOR + [0.72%] per annum.
(i) The pass-through rate for the Class I-B-1 Certificates will be a floating rate based on One Month LIBOR + [1.40%] per annum.
(j) The pass-through rate for the Class I-B-2 Certificates will be a floating rate based on One Month LIBOR + [1.80%] per annum.

(k) The pass-through rate for the Class I-B-3 Certificates will be a floating rate based on One Month LIBOR + [2.75%] per annum.

(l)            The Class I-B-4 Certificates are mentioned herein for informational purposes only and are not offered hereby. Credit Enhancement for the Class I-B-4 Certificates will be available from the Overcollateralized Amount, which is expected to be 0.90% initially, with a floor of 0.90% of the original aggregate stated principal balance of the mortgage loans.

(m) The pass-through rate for the Class I-B-4 Certificates will be a floating rate based on One Month LIBOR + [3.00%] per annum.

THE COLLATERAL

-	Conventional, one-to-four-family, fixed-rate mortgage loans secured by first liens on residential mortgaged properties.
-	The collateral related to group I will consist of a pool of mortgage loans with an unpaid principal balance of approximately $479,487,431.
-

The mortgage loans were primarily originated by Waterfield Mortgage Company (approximately 27.11%), with approximately one hundred and forty-six other originators totaling approximately 72.93% (none of which represent greater than 5% of the pool) pursuant to underwriting guidelines as described in any other free writing prospectus and the prospectus supplement.

-

The collateral information provided herein is preliminary and based upon information as of January 1, 2006. The characteristics of the mortgage loans as described herein and in the attached collateral tables may differ from the final pool due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date, such characteristics being subject to a variance of not more than plus or minus 10%.

-	For purposes of this prospectus supplement, reference to the “mortgage loans” herein means the group I mortgage loans.
-	Approximately 43% of the mortgage loans provide for payment by the mortgagor of a prepayment charge.
-	All numbers and percentages in this term sheet are subject to a variance of 10%.

The Structure

The Senior Certificates, Mezzanine Certificates and Subordinate Certificates will be paid principal on a pro rata basis.

Class I-A-1 Certificates

The Class I-A-1 and Class I-A-2 Certificates (or the “Class I-A Certificates”) will be will be fixed rate senior securities.

Class I-M-1 Certificates

The Class I-M-1 Certificates (and together with the Class I-M-2 Certificates and Class I-M-3 Certificates, the “Class I-M Certificates) will be issued as floating rate mezzanine securities. The Class I-M-1 Certificates will be subordinate to the Class I-A Certificates.

Class I-M-2 Certificates

The Class I-M-2 Certificates will be issued as floating rate mezzanine securities. The Class I-M-2 Certificates will be subordinate to the Class I-A Certificates and Class I-M-1 Certificates.

Class I-M-3 Certificates

The Class I-M-3 Certificates will be issued as floating rate mezzanine securities. The Class I-M-3 Certificates will be subordinate to the Class I-A, Class I-M-1 and Class I-M-2 Certificates.

Class I-B-1 Certificates

The Class I-B-1 Certificates (and together with the Class I-B-2 Certificates, Class I-B-3 Certificates and Class I-B-4 Certificates, the “Class I-B Certificates”) will be issued as floating rate subordinate securities. The Class I-B-1 Certificates will be subordinate to the Class I-A Certificates and the Class I-M Certificates.

Class I-B-2 Certificates

The Class I-B-2 Certificates will be issued as floating rate subordinate securities. The Class I-B-2 Certificates will be subordinate to the Class I-A, the Class I-M and the Class I-B-1 Certificates.

Class I-B-3 Certificates

The Class I-B-3 Certificates will be issued as floating rate subordinate securities. The Class I-B-3 Certificates will be subordinate to the Class I-A, the Class I-M, the Class I-B-1 and the Class I-B-2 Certificates.

Class I-B-4 Certificates

The Class I-B-4 Certificates will be issued as floating rate subordinate securities. The Class I-B-4 Certificates will be subordinate to the Class I-A, the Class I-M, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

Non-offered Certificates

The Class I-B-4, Class I-P, Class I-C and one or more Class I-R Certificates.

Class I-P Certificates

The Class I-P Certificates will be entitled to all prepayment charges in respect of the related mortgage loans.

Summary of Terms

Depositor:	Bear Stearns Asset Backed Securities I LLC.
Seller:	EMC Mortgage Corporation.
Master Servicer:	Wells Fargo Bank, National Association.
Servicers:	EMC Mortgage Corporation (approximately 99.67%), PHH Mortgage Corporation (approximately 0.02%) and Harbourside Mortgage (approximately 0.21%).
Originators:	Waterfield (approximately 27.11%) and approximately 146 other originators (none of which represent more than 10% or more of the deal).
Sole Manager:	Bear, Stearns & Co. Inc.
Trustee:	U.S. Bank National Association.
Insurer:	Financial Guaranty Insurance Company.
Insured Certificates:	The Class I-A-2 Certificates.
Cut-off Date:	January 1, 2006.
Closing Date:	On or about January 31, 2006.
Distribution Date:	25th day of each month (or if that 25th is not a business day, the next business day), commencing in February 2006.

Group I Optional Redemption:

At its option the holder of the Class I-C Certificates, or, if there is no single holder, the majority holder of the Class I-C Certificates, may purchase all of the Group I Certificates on or after the earlier of (a) the 20% Clean-Up Call Date and (b) the Distribution Date occurring in January 2016.

In addition, if the holder of the Class I-C Certificates does not exercise its option to purchase all of the remaining assets in loan group I (“Group I Optional Redemption”), at any time, the pass-through rate on the Class I-M and Class I-B Certificates will increase by the Rate Increase. The “Rate Increase” is equal to (A) on the first Distribution Date after the 20% Clean-Up Call Date, [0.225%] per annum for the Class I-M-1 Certificates, [0.315%] per annum for the Class I-M-2 Certificates, [0.360%] per annum for the Class I-M-3 Certificates, [0.700%] per annum for the Class I-B-1 Certificates, [0.900%] per annum for the Class I-B-2 Certificates, [1.375%] per annum for the Class I-B-3 Certificates and [1.500%] for the Class I-B-4 Certificates; or (B) on the first Distribution Date after the Distribution Date in January 2016, [0.500%] per annum for the Class I-A-1 and Class I-A-2 Certificates, [0.225%] per annum for the Class I-M-1 Certificates, [0.315%] per annum for the Class I-M-2 Certificates, [0.360%] per annum for the Class I-M-3 Certificates, [0.700%] per annum for the Class I-B-1 Certificates, [0.900%] per annum for the Class I-B-2 Certificates, [1.375%] per annum for the Class I-B-3 Certificates and [1.500%] for the Class I-B-4 Certificates.

Additionally, if the Group I Optional Redemption is not exercised by the earlier of (a) the first Distribution Date after the 20% Clean-Up Call Date, and (b) the Distribution Date occurring in January 2016, thereafter, all net monthly excess cashflow remaining after payment of any Unpaid Interest Shortfalls and amounts necessary to restore the related Overcollateralization Target Amount will be paid as principal to the Class I-A, Class I-M and Class I-B Certificates, pro rata, until their Certificate Principal Balances are reduced to zero.

Optional Termination Holder:	The holder of the Class I-C Certificates.
20% Clean-Up Call Date:	The first Distribution Date on which the aggregate stated principal balance of the mortgage loans as of the end of the due period is less than or equal to 20% of the Cut-off Date balance.
Available Distribution Amount:

For any Distribution Date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that Distribution Date. The Available Distribution Amount will generally be equal to the aggregate amount of scheduled payments on the mortgage loans, insurance proceeds and liquidation proceeds, received during the Due Period with respect to the mortgage loans, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Servicer and reduced by Servicing Fees, Master Servicing Fees and LPMI Fees (if applicable).

Net WAC Rate:

For each Distribution Date, (a) with respect to the Class I-A Certificates, a per annum rate equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs, and, in the case of the Class I-A-2 Certificates, adjusted for the premium payable to the Insurer for such Distribution Date, and (b) with respect to the Class I-M Certificates and Class I-B Certificates, a per annum rate equal to the lesser of (i) 10.00% per annum and (ii) the weighted average of the net mortgage rates of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs, adjusted for the actual number of days elapsed in the Accrual Period.

Pass-Through Rates:

The pass-through rate for the Class I-A Certificates will be a per annum fixed or floating rate, subject to a cap based on the Net WAC Rate described above. The pass-through rates for the Class M Certificates and Class B Certificates will be the least of (i) the related per annum floating rates as described herein, (ii) 10.00% per annum and (iii) the Net WAC Rate.

Net WAC Rate Carryover Amount:

With respect to each class of Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the pass-through rate applicable to such class would not have been reduced by the Net WAC Rate cap on such Distribution Date (not to exceed 10.00% per annum in the case of the Class I-M Certificates and Class I-B Certificates) over (y) the amount of interest paid on such Distribution Date if the Pass-Through Rate is limited by the Net WAC Rate cap plus (ii) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the pass-through rate for such class for the most recently ended Accrual Period.

Interest Payments:

On each Distribution Date holders of the Offered Certificates will be entitled to receive the interest that has accrued on the Offered Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid less Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any Relief Act Shortfalls.

The “Interest Accrual Period” for the Class I-M and Class I-B Certificates will be the period from and including the 25th day of the calendar month preceding the month in which a Distribution Date occurs (or with respect to the first accrual period for the Class I-M Certificates and Class I-B Certificates, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs. The “Interest Accrual Period” for the Class I-A-1 Certificates will be the calendar month immediately preceding the calendar month in which a Distribution Date occurs. The Trustee will calculate interest on the Class I-A-1 Certificates based on a 360-day year that consists of twelve 30-day months. The Trustee will calculate interest on the Class I-M Certificates and Class I-B Certificates based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Monthly Interest Distributable Amount:

For any Distribution Date and each class of Offered Certificates, the amount of interest accrued during the related Accrual Period at the related pass-through rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date, in each case, reduced by any Unpaid Interest Shortfall Amounts plus any Monthly Interest Distributable Amount remaining unpaid from any prior Distribution Date with interest thereon at the related pass-through rate.

Principal Payments:

On each Distribution Date the holders of each class of Offered Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

Stated Principal Balance:

With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all scheduled payments of principal due after the Cut-off Date, whether or not received, and as further reduced to the extent that any Realized Loss thereon has been incurred during the prior due period.

Prepayment Assumption:

A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 8% in the first month of the life of such pool, such rate increasing by an additional approximate 1.45% CPR (precisely 16%//11) each month thereafter through the twelfth month of the like of such pool, and such rate thereafter remaining constant at 20% CPR for the remainder of the life of such pool.

Certificate Principal Balance:

With respect to any class of Offered Certificates, as of any date of determination, the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificates and (b) in the case of the Class I-M Certificates and Class I-B Certificates any reductions in the Certificate Principal Balance resulting from the allocations of Realized Losses in the manner described herein, and increased by any Subsequent Recoveries on the mortgage loans to the extent described in the term sheet supplement.

Principal Distribution Amount:	With respect to any Distribution Date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	With respect to any Distribution Date the Principal Remittance Amount for such Distribution Date.
Extra Principal Distribution Amount:

With respect to any Distribution Date (other than the first Distribution Date) (a) on or prior to the earlier of (1) the 20% Clean-Up Call Date and (2) the Distribution Date in January 2016 (the “Early Turbo Payment Date”), the lesser of (x) the Net Monthly Excess Cashflow for loan group I for such Distribution Date and (y) the related Overcollateralization Increase Amount for such Distribution Date; and (b) thereafter, the Net Monthly Excess Cashflow remaining after payment of Unpaid Interest Shortfall Amounts for such Distribution Date and amounts necessary to restore or maintain the related Overcollateralization Target Amount.

Principal Remittance Amount:	With respect to any Distribution Date, the sum of:
	1.	the principal portion of all scheduled monthly payments on the mortgage loans due on the related due date, to the extent received or advanced;
2.

the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement or the related servicing agreement during the preceding calendar month; and

3.

the principal portion of all other unscheduled collections received during the preceding calendar month with respect to the mortgage loans, including full and partial prepayments, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal.

Net Interest Shortfall Amount:

For each class of Offered Certificates and any Distribution Date, such Offered Certificates’ pro rata share, based on the amount of Monthly Interest Distributable Amount otherwise payable on such class of Offered Certificates on such Distribution Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, plus interest on the amount of previously allocated Unpaid Interest Shortfall Amounts on such class of offered certificates that remains unreimbursed at the pass-through rate for such class for the related Accrual Period.

Net Monthly Excess Cashflow:

For any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amount for the Offered Certificates, and (B) the Principal Remittance Amount.

Priority of Payments:

Distributions on the Offered Certificates will be made on the 25th day of each month (or if that 25th is not a business day, the next business day). The payments to the Offered Certificates, to the extent of the related Available Distribution Amount, will be made according to the following priority:

Interest Distributions:

	1.	Payment to the Insurer, the premium due in connection with the policy;
	2.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-A Certificates;
	3.	Payment to the Insurer, for any unreimbursed draws relating to interest on the policy;
	4.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-M-1 Certificates;

5.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-M-2 Certificates;
6.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-M-3 Certificates;
7.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-B-1 Certificates;
8.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-B-2 Certificates;
9.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-B-3 Certificates; and
10.	Payment of the Monthly Interest Distributable Amount to the holders of the Class I-B-4 Certificates.

On any Distribution Date, any Prepayment Interest Shortfalls and any Relief Act Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class I-C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Certificates, on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

Principal Distributions:

Payment of principal to the Class I-A, Class I-M and Class I-B Certificates will be paid on a pro rata basis, based on the Certificate Principal Balance of each such class.

Net Monthly Excess Cashflow:
1.

Payment to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount, provided however, any such Extra Principal Distribution Amount that would otherwise be distributed to the Class I-A-2 Certificates for any Distribution Date will be used to pay the Insurer unreimbursed draws relating to interest or principal on the policy, if any, which was not previously paid to the Insurer pursuant to Interest Distributions described above prior to distributing such Extra Principal Distribution Amount to the Class I-A-2 Certificates;

2.

Payment of Unpaid Interest Shortfall Amounts first to the holders of the Class I-A Certificates, on a pro rata basis, then to the Class I-M-1 Certificates, then to the Class I-M-2 Certificates, then to the Class I-M-3 Certificates, then to the Class I-B-1 Certificates, then to the Class I-B-2 Certificates, then to the Class I-B-3 Certificates and then to the holders of Class I-B-4 Certificates, to the extent not previously reimbursed, provided, however, any such Unpaid Interest Shortfall Amounts that would otherwise be distributed to the Class I-A-2 Certificates for any Distribution Date will be used to pay the Insurer unreimbursed draws relating to interest on the policy, if any, which was not previously paid to the Insurer pursuant to Interest Distribution described above or Net Monthly Excess Cashflow described in clause (1) above prior to distributing such Unpaid Interest Shortfall Amounts to the Class I-A-2 Certificates;

	3.	Payment of any allocated Realized Loss amount to the holders of the Class I-M-1 Certificates;
	4.	Payment of any allocated realized loss amount to the holders of the Class I-M-2 Certificates;
	5.	Payment of any allocated realized loss amount to the holders of the Class I-M-3 Certificates;
	6.	Payment of any allocated realized loss amount to the holders of the Class I-B-1 Certificates;
	7.	Payment of any allocated realized loss amount to the holders of the Class I-B-2 Certificates;
	8.	Payment of any allocated realized loss amount to the holders of the Class I-B-3 Certificates;
	9.	Payment of any allocated realized loss amount to the holders of the Class I-B-4 Certificates; and
10.

Payments to a reserve account to the extent necessary to pay any Net WAC Rate Carryover Amounts, first to the holders of the Class I-A Certificates, then to the Class I-M-1 Certificates, then to the Class I-M-2 Certificates, then to the Class I-M-3 Certificates, then to the Class I-B-1 Certificates, then to the Class I-B-2 Certificates, then to the Class I-B-3 Certificates and then to the holders of Class I-B-4 Certificates, to the extent not previously reimbursed provided, however, any such Net WAC Rate Carryover Amounts that would otherwise be distributed to the Class I-A-2 Certificates for any Distribution Date will be used to pay the Insurer unreimbursed draws relating to interest on the policy, if any, which was not previously paid to the Insurer pursuant to Interest Distributions above or Net Monthly Excess Cashflow as described in clause (1) and (2) above prior to distributing such Net WAC Rate Carryover Amounts to the Class I-A-2 Certificates;

Realized Losses:	Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the related mortgage note.
Allocation of Losses:

Realized Losses on the mortgage loans will be allocated first to the Net Monthly Excess Cashflow for loan group I as part of the payment of the related Extra Principal Distribution Amount, then to the Overcollateralized Amount for loan group I until reduced to zero, then to the Class I-B-4 Certificates, then to the Class I-B-3 Certificates, then to the Class I-B-2 Certificates, then to the Class I-B-1 Certificates, then to the Class I-M-3 Certificates, then to the Class I-M-2 Certificates, and then to the Class I-M-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Realized Losses will not be allocated to the Class I-A Certificates.

Once Realized Losses have been allocated to the Class I-B Certificates and Class I-M Certificates such amounts with respect to such certificates will no longer accrue interest. However, such amounts may be paid to the holders of the Class I-B Certificates and Class I-M Certificates on future Distribution Dates to the extent of funds available from Net Monthly Excess Cashflow.

Allocated Realized Loss Amount:

With respect to the Class I-B Certificates and Class I-M Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

Overcollateralization Increase Amount:

For any Distribution Date and loan group I, the amount, if any, by which the Overcollateralization Target Amount for loan group I exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date).

Overcollateralized Amount:

For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for Realized Losses incurred during the related prepayment period) exceeds (ii) the aggregate Certificate Principal Balance of the certificates (other than the Class I-C Certificates) as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Credit Enhancement:
•

Subordination: Initially, 27.00% for the Class I-A Certificates; 17.30% for the Class I-M-1 Certificates; 12.10% for the Class I-M-2 Certificates; 9.70% for the Class I-M-3 Certificates; 7.40% for the Class I-B-1 Certificates; 5.30% for the Class I-B-2 Certificates, 3.30% for the Class I-B-3 Certificates and the Overcollateralized Amount (0.90% initially), for the Class I-B-4 Certificates.

• Overcollateralization Target Amount: 0.90% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.
•

With respect to the Class I-A-2 Certificates, an irrevocable financial guaranty insurance policy issued by Financial Guaranty Insurance Company, which will cover certain interest shortfalls and realized losses allocated to the Class I-A-2 Certificates and certain payments of principal on the Class I-A-2 Certificates.

Net Mortgage Rate:

On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate, if applicable, (2) the Servicing Fee Rate, and (3) the Lender-Paid Mortgage Insurance Fee Rate (“LPMI Fee Rate”), if applicable.

Monthly Fees:	Servicing Fee Rate of 0.250% per annum, payable monthly, Master Servicing Fee Rate of 0.001% per annum, payable monthly.
P&I Advances:

Each Servicer will be obligated to make, or cause to be made, cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by such Servicer to the extent that such Servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The Master Servicer will be obligated to back-stop the advancing obligations of the Servicers.

Compensating Interest:

Each servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the Mortgage Loans.

Registration:	The Offered Certificates will be available in book-entry form through DTC.
Denominations:	The Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.
Federal Tax Aspects:	The Trust will be established as one or more REMICs for federal income tax purposes.
ERISA Considerations:

The Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met.

SMMEA Eligibility:	The Class I-A Certificates and Class I-M-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/bsabs_i/2006-ac1/index.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

NET MONTHLY EXCESS CASHFLOW SCHEDULE

Distribution Date	Excess Spread (%)	Distribution Date	Excess Spread (%)	Distribution Date	Excess Spread (%)
25-Feb-06	1.30	25-Jul-08	1.20	25-Dec-10	1.31
25-Mar-06	1.21	25-Aug-08	1.17	25-Jan-11	1.28
25-Apr-06	1.10	25-Sep-08	1.17	25-Feb-11	1.29
25-May-06	1.14	25-Oct-08	1.21	25-Mar-11	1.40
25-Jun-06	1.11	25-Nov-08	1.18	25-Apr-11	1.30
25-Jul-06	1.14	25-Dec-08	1.22	25-May-11	1.34
25-Aug-06	1.11	25-Jan-09	1.18	25-Jun-11	1.31
25-Sep-06	1.11	25-Feb-09	1.19	25-Jul-11	1.35
25-Oct-06	1.15	25-Mar-09	1.30	25-Aug-11	1.32
25-Nov-06	1.12	25-Apr-09	1.19	25-Sep-11	1.33
25-Dec-06	1.15	25-May-09	1.23	25-Oct-11	1.37
25-Jan-07	1.12	25-Jun-09	1.20	25-Nov-11	1.34
25-Feb-07	1.12	25-Jul-09	1.24	25-Dec-11	1.38
25-Mar-07	1.23	25-Aug-09	1.21	25-Jan-12	1.35
25-Apr-07	1.13	25-Sep-09	1.21	25-Feb-12	1.36
25-May-07	1.16	25-Oct-09	1.25	25-Mar-12	1.44
25-Jun-07	1.13	25-Nov-09	1.22	25-Apr-12	1.37
25-July-07	1.17	25-Dec-09	1.26	25-May-12	1.42
25-Aug-07	1.14	25-Jan-10	1.23	25-Jun-12	1.39
25-Sep-07	1.14	25-Feb-10	1.23	25-Jul-12	1.43
25-Oct-07	1.18	25-Mar-10	1.34	25-Aug-12	1.40
25-Nov-07	1.14	25-Apr-10	1.24	25-Sep-12	1.41
25-Dec-07	1.18	25-May-10	1.28	25-Oct-12	1.45
25-Jan-08	1.15	25-Jun-10	1.25	25-Nov-12	1.43
25-Feb-08	1.15	25-Jul-10	1.29	25-Dec-12	1.47
25-Mar-08	1.23	25-Aug-10	1.26	25-Jan-13	1.44
25-Apr-08	1.16	25-Sep-10	1.26	25-Feb-13	1.45
25-May-08	1.20	25-Oct-10	1.30	25-Mar-13	1.56
25-Jun-08	1.16	25-Nov-10	1.27	25-Apr-13	1.47
				25-May-13	1.51
				25-Jun-13	1.49

SUBORDINATE CAP SCHEDULE

Note:

The Subordinate Cap is calculated by taking, a) interest funds available to pay monthly interest to the Class I-A, Class I-M and Class I-B Certificates less interest due to the Class I-A Certificates divided by b) the aggregate principal balance of the Class I-M and Class I-B Certificates. The result is expressed as a percentage which takes into consideration the actual number of days elapsed for each accrual period. Below is a table showing the Subordinate Cap for specified distribution dates assuming the Prepayment Assumption of 8% CPR building to 20% CPR in 12 months, and remaining constant at 20% CPR thereafter and no losses. The Subordinate Cap will be the lesser of 10% and the rate expressed in the schedule below.

Distribution Date	Subordinate Cap (%)	Distribution Date	Subordinate Cap (%)	Distribution Date	Subordinate Cap (%)
25-Feb-06	10.02	25-Jul-08	10.32	25-Dec-10	10.32
25-Mar-06	10.03	25-Aug-08	10.33	25-Jan-11	10.33
25-Apr-06	10.03	25-Sep-08	10.35	25-Feb-11	10.35
25-May-06	10.04	25-Oct-08	10.36	25-Mar-11	10.36
25-Jun-06	10.04	25-Nov-08	10.38	25-Apr-11	10.38
25-Jul-06	10.05	25-Dec-08	10.39	25-May-11	10.39
25-Aug-06	10.06	25-Jan-09	10.41	25-Jun-11	10.41
25-Sep-06	10.06	25-Feb-09	10.42	25-Jul-11	10.42
25-Oct-06	10.07	25-Mar-09	10.44	25-Aug-11	10.44
25-Nov-06	10.08	25-Apr-09	10.46	25-Sep-11	10.46
25-Dec-06	10.09	25-May-09	10.47	25-Oct-11	10.47
25-Jan-07	10.10	25-Jun-09	10.49	25-Nov-11	10.49
25-Feb-07	10.11	25-Jul-09	10.51	25-Dec-11	10.51
25-Mar-07	10.12	25-Aug-09	10.53	25-Jan-12	10.53
25-Apr-07	10.13	25-Sep-09	10.55	25-Feb-12	10.55
25-May-07	10.14	25-Oct-09	10.57	25-Mar-12	10.57
25-Jun-07	10.15	25-Nov-09	10.59	25-Apr-12	10.59
25-July-07	10.16	25-Dec-09	10.61	25-May-12	10.61
25-Aug-07	10.18	25-Jan-10	10.63	25-Jun-12	10.63
25-Sep-07	10.19	25-Feb-10	10.65	25-Jul-12	10.65
25-Oct-07	10.20	25-Mar-10	10.67	25-Aug-12	10.67
25-Nov-07	10.21	25-Apr-10	10.69	25-Sep-12	10.69
25-Dec-07	10.22	25-May-10	10.71	25-Oct-12	10.71
25-Jan-08	10.24	25-Jun-10	10.73	25-Nov-12	10.73
25-Feb-08	10.25	25-Jul-10	10.76	25-Dec-12	10.76
25-Mar-08	10.26	25-Aug-10	10.78	25-Jan-13	10.78
25-Apr-08	10.27	25-Sep-10	10.80	25-Feb-13	10.80
25-May-08	10.29	25-Oct-10	10.83	25-Mar-13	10.83
25-Jun-08	10.30	25-Nov-10	10.85	25-Apr-13	10.85
				25-May-13	10.32
				25-Jun-13	10.33

Selected Collateral Characteristics For the Mortgage Loans

As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$479,487,431
Number of Loans	1,948
Average Scheduled Principal Balance	$246,143	$37,182	$1,999,708
(1) Original Loan-to-Value Ratio	74.54%	11.70%	100.00%
(1) Mortgage Rate	6.9981%	5.0000%	11.3750%
(1) Net Mortgage Rate	6.7471%	4.7490%	11.1240%
(1) Remaining Term to Stated Maturity (months)	358	190	360
(1)] (1i)] Credit Score	689	570	815
(1) Weighted Average reflected in Total. (1i)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date Principal Balance
Range
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	14.56%
Condominium	5.35%
Hi-Condo	1.64%
PUD	23.65%
Single-family	54.24%
Townhouse	0.57%

Geographic Distribution	California	19.38%
Florida	9.62%
Maryland	7.41%
Georgia	6.15%
Virginia	5.85%
New Jersey	5.55%
Arizona	5.39%

Number of States (including DC)	47

Documentation Type	Full/Alternative	17.67%
Limited	0.21%
Lite	0.02%
No Documentation	15.60%
No Income/No Asset	1.01%
No Ratio	15.90%
No Ratio/No VOE	0.86%
Stated Income	43.76%
Stated/Stated	4.95%

Loans with Prepayment Penalties	43.07%
Interest Only Loans	76.55%

Credit Score Distribution of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
N/A	10	2,852,387	0.59	285,239	72.22	15.12	51.40
560 - 579	7	1,523,542	0.32	217,649	65.44	7.54	86.95
580 - 599	14	3,224,428	0.67	230,316	72.82	37.56	68.17
600 - 619	21	4,447,705	0.93	211,795	70.73	42.79	69.27
620 - 639	299	74,208,496	15.48	248,189	74.60	14.24	84.32
640 - 659	283	71,610,614	14.93	253,041	74.84	13.15	81.99
660 - 679	298	69,186,597	14.43	232,170	74.12	15.26	79.97
680 - 699	306	74,446,090	15.53	243,288	76.29	13.09	74.66
700 - 719	194	43,830,170	9.14	225,929	75.90	19.97	70.30
720 - 739	198	54,577,149	11.38	275,642	74.42	16.68	75.28
740 - 759	139	35,145,828	7.33	252,848	73.53	25.75	71.96
760 - 779	87	21,469,968	4.48	246,781	72.00	23.33	78.81
780 - 799	72	18,047,770	3.76	250,663	72.23	36.79	58.25
800 - 819	20	4,916,688	1.03	245,834	72.86	45.52	43.57
Total / Weighted Average:	1,948	479,487,431	100.00	246,143	74.54	17.67	76.55

Debt-to-Income Ratios of the Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
0.00% - 0.00%	607	160,235,529	33.42	263,979	685	71.35	0.00	79.13
0.01% - 5.00%	9	1,844,893	0.38	204,988	718	80.00	0.00	94.60
5.01% - 10.00%	13	2,395,283	0.50	184,253	677	75.59	11.66	70.26
10.01% - 15.00%	22	3,469,289	0.72	157,695	702	79.39	7.26	73.68
15.01% - 20.00%	47	7,724,345	1.61	164,348	719	75.96	22.88	68.07
20.01% - 25.00%	66	13,351,595	2.78	202,297	699	74.31	18.61	74.31
25.01% - 30.00%	115	22,331,876	4.66	194,190	682	77.35	20.97	74.47
30.01% - 35.00%	214	58,206,761	12.14	271,994	692	75.66	20.21	72.87
35.01% - 40.00%	284	73,810,407	15.39	259,896	691	75.65	22.57	80.44
40.01% - 45.00%	312	76,967,175	16.05	246,690	691	76.29	33.72	72.61
45.01% - 50.00%	223	50,611,543	10.56	226,958	688	77.05	32.26	81.35
50.01% - 55.00%	36	8,538,734	1.78	237,187	684	74.58	53.41	42.22
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Original Mortgage Loan Principal Balances of the Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
$1 - $100,000	356	27,340,284	5.70	76,799	697	77.01	35.51	51.10
$100,001 - $200,000	752	107,766,572	22.48	143,307	687	76.82	25.59	71.38
$200,001 - $300,000	373	91,045,028	18.99	244,089	674	75.75	14.46	75.93
$300,001 - $359,650	133	43,863,677	9.15	329,802	676	75.43	14.22	82.65
$359,651 - $400,000	34	13,000,677	2.71	382,373	674	75.26	14.68	76.45
$400,001 - $500,000	119	53,558,894	11.17	450,075	703	72.63	16.54	82.59
$500,001 - $600,000	60	33,284,797	6.94	554,747	702	73.66	13.21	74.86
$600,001 - $700,000	43	27,562,039	5.75	640,978	700	74.19	9.35	79.02
$700,001 - $800,000	20	14,981,442	3.12	749,072	689	74.15	10.07	95.17
$800,001 - $900,000	12	10,198,423	2.13	849,869	697	74.82	0.00	91.77
$900,001 - $1,000,000	25	24,435,552	5.10	977,422	702	71.68	11.83	87.90
$1,000,001 - $1,100,000	1	1,088,750	0.23	1,088,750	679	65.00	0.00	100.00
$1,100,001 - $1,200,000	4	4,462,574	0.93	1,115,643	701	70.00	0.00	75.32
$1,200,001 - $1,300,000	1	1,284,625	0.27	1,284,625	654	75.00	100.00	100.00
$1,300,001 - $1,400,000	2	2,684,562	0.56	1,342,281	697	64.87	0.00	0.00
$1,400,001 - $1,500,000	3	4,451,250	0.93	1,483,750	765	69.06	66.72	100.00
$1,500,000 and greater	10	18,478,285	3.85	1,847,828	680	64.84	8.88	79.09
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Current Mortgage Loan Principal Balances of the Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
$1 - $100,000	356	27,340,284	5.70	76,799	697	77.01	35.51	51.10
$100,001 - $200,000	752	107,766,572	22.48	143,307	687	76.82	25.59	71.38
$200,001 - $300,000	373	91,045,028	18.99	244,089	674	75.75	14.46	75.93
$300,001 - $359,650	133	43,863,677	9.15	329,802	676	75.43	14.22	82.65
$359,651 - $400,000	34	13,000,677	2.71	382,373	674	75.26	14.68	76.45
$400,001 - $500,000	119	53,558,894	11.17	450,075	703	72.63	16.54	82.59
$500,001 - $600,000	60	33,284,797	6.94	554,747	702	73.66	13.21	74.86
$600,001 - $700,000	43	27,562,039	5.75	640,978	700	74.19	9.35	79.02
$700,001 - $800,000	20	14,981,442	3.12	749,072	689	74.15	10.07	95.17
$800,001 - $900,000	12	10,198,423	2.13	849,869	697	74.82	0.00	91.77
$900,001 - $1,000,000	25	24,435,552	5.10	977,422	702	71.68	11.83	87.90
$1,000,001 - $1,100,000	1	1,088,750	0.23	1,088,750	679	65.00	0.00	100.00
$1,100,001 - $1,200,000	4	4,462,574	0.93	1,115,643	701	70.00	0.00	75.32
$1,200,001 - $1,300,000	1	1,284,625	0.27	1,284,625	654	75.00	100.00	100.00
$1,300,001 - $1,400,000	2	2,684,562	0.56	1,342,281	697	64.87	0.00	0.00
$1,400,001 - $1,500,000	3	4,451,250	0.93	1,483,750	765	69.06	66.72	100.00
$1,500,000 and greater	10	18,478,285	3.85	1,847,828	680	64.84	8.88	79.09
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Net Mortgage Rates of the Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
4.500% - 4.999%	1	482,281	0.10	482,281	667	60.29	0.00	100.00
5.000% - 5.499%	15	5,670,824	1.18	378,055	723	69.80	21.19	47.67
5.500% - 5.999%	202	61,857,517	12.90	306,225	702	66.93	18.78	67.90
6.000% - 6.499%	479	129,108,511	26.93	269,538	692	72.84	22.78	73.01
6.500% - 6.999%	621	150,607,160	31.41	242,524	687	76.77	15.88	79.87
7.000% - 7.499%	375	79,371,276	16.55	211,657	681	76.91	15.14	78.89
7.500% - 7.999%	150	31,243,052	6.52	208,287	683	78.74	14.20	87.35
8.000% - 8.499%	65	11,188,957	2.33	172,138	683	78.30	16.36	74.95
8.500% - 8.999%	26	7,236,961	1.51	278,345	665	76.75	3.64	92.62
9.000% - 9.499%	13	2,599,291	0.54	199,945	674	76.88	1.73	83.72
11.000% - 11.499%	1	121,600	0.03	121,600	640	95.00	0.00	100.00
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Mortgage Rates of the Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
5.000% - 5.499%	1	482,281	0.10	482,281	667	60.29	0.00	100.00
5.500% - 5.999%	43	14,089,156	2.94	327,655	717	66.45	25.45	50.72
6.000% - 6.499%	269	82,827,150	17.27	307,908	700	68.51	19.62	71.25
6.500% - 6.999%	619	159,651,331	33.30	257,918	688	74.39	19.63	73.51
7.000% - 7.499%	469	110,310,669	23.01	235,204	686	77.30	17.61	84.21
7.500% - 7.999%	348	70,046,984	14.61	201,284	683	76.98	14.92	77.34
8.000% - 8.499%	112	23,466,760	4.89	209,525	684	79.37	8.91	86.90
8.500% - 8.999%	60	11,518,637	2.40	191,977	678	78.38	13.34	77.24
9.000% - 9.499%	15	4,942,575	1.03	329,505	666	74.84	0.00	93.10
9.500% - 9.999%	11	2,030,288	0.42	184,572	670	76.84	2.21	95.96
11.000% - 11.499%	1	121,600	0.03	121,600	640	95.00	0.00	100.00
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Original Loan-to-Value Ratios of the Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
10.01% - 15.00%	2	257,642	0.05	128,821	661	0.00	78.67
20.01% - 25.00%	4	690,686	0.14	172,672	768	7.24	7.24
25.01% - 30.00%	3	629,457	0.13	209,819	649	0.00	73.04
30.01% - 35.00%	2	539,848	0.11	269,924	638	0.00	83.36
35.01% - 40.00%	10	1,971,499	0.41	197,150	659	0.00	59.53
40.01% - 45.00%	14	2,861,518	0.60	204,394	675	0.00	77.31
45.01% - 50.00%	21	6,078,417	1.27	289,448	721	0.00	68.47
50.01% - 55.00%	21	5,192,418	1.08	247,258	688	0.00	53.64
55.01% - 60.00%	47	20,011,204	4.17	425,770	708	7.31	56.25
60.01% - 65.00%	143	53,194,683	11.09	371,991	684	12.79	74.61
65.01% - 70.00%	120	40,714,129	8.49	339,284	687	14.81	75.55
70.01% - 75.00%	163	52,974,722	11.05	324,998	697	14.83	78.68
75.01% - 80.00%	1,334	284,312,124	59.30	213,128	687	20.79	80.03
80.01% - 85.00%	16	2,756,008	0.57	172,251	673	16.43	49.12
85.01% - 90.00%	33	4,980,178	1.04	150,914	684	30.96	42.27
90.01% - 95.00%	10	1,524,886	0.32	152,489	720	41.12	58.88
95.01% - 100.00%	5	798,010	0.17	159,602	676	100.00	32.27
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	17.67	76.55

Geographic Distribution of Mortgaged Properties of the Mortgage Loans

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
California	204	92,934,901	19.38	455,563	693	69.56	13.67	79.46
Florida	186	46,137,314	9.62	248,050	685	74.99	10.11	71.64
Maryland	131	35,541,024	7.41	271,306	677	75.32	21.23	87.98
Georgia	169	29,478,273	6.15	174,428	684	77.80	22.34	86.45
Virginia	92	28,069,029	5.85	305,098	673	76.05	8.29	91.24
New jersey	95	26,610,421	5.55	280,110	685	76.85	15.26	73.37
Arizona	108	25,830,566	5.39	239,172	690	75.18	13.84	84.37
Texas	170	23,710,791	4.95	139,475	703	78.13	23.43	50.58
New York	46	19,437,445	4.05	422,553	682	73.20	1.77	65.84
Colorado	72	16,544,808	3.45	229,789	693	75.19	29.43	89.16
Nevada	40	15,417,771	3.22	385,444	695	71.47	11.07	79.71
Illinois	57	10,453,388	2.18	183,393	683	74.48	17.45	76.83
Other (1)	578	109,321,700	22.80	189,138	694	76.13	26.50	70.07
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
NO	726	201,706,923	42.07	277,833	683	70.43	10.70	65.46
YES	1,222	277,780,508	57.93	227,316	693	77.51	22.73	84.60
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
Equity Refinance	580	173,839,869	36.26	299,724	680	69.96	11.74	71.43
Purchase	1,242	273,708,050	57.08	220,377	696	77.79	21.66	81.29
Rate/Term Refinance	126	31,939,512	6.66	253,488	678	71.55	15.78	63.81
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Mortgage Loan Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
Full/Alternative	443	84,732,141	17.67	191,269	700	77.47	100.00	63.61
Limited	1	1,000,000	0.21	1,000,000	655	72.46	0.00	100.00
Lite	1	108,000	0.02	108,000	643	80.00	0.00	0.00
No Documentation	282	74,814,198	15.60	265,299	690	67.43	0.00	71.72
No Income/No Asset	15	4,865,291	1.01	324,353	669	68.90	0.00	54.65
No Ratio	283	76,249,146	15.90	269,432	680	74.93	0.00	87.51
No Ratio/No VOE	26	4,145,873	0.86	159,457	692	79.05	0.00	90.44
Stated Income	819	209,834,320	43.76	256,208	688	75.81	0.00	78.50
Stated/Stated	78	23,738,462	4.95	304,339	688	74.32	0.00	86.84
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Occupancy Types of the Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
Investor	753	127,495,524	26.59	169,317	710	75.34	22.04	78.59
Primary Residence	1,109	326,617,588	68.12	294,515	680	74.31	16.15	76.90
Second/Vacation	86	25,374,320	5.29	295,050	702	73.40	15.35	61.74
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
Two- to four- family units	279	69,810,306	14.56	250,216	707	73.56	20.69	80.28
Condominium	122	25,629,995	5.35	210,082	686	75.80	16.88	78.66
Hi-Rise Condo	14	7,841,981	1.64	560,142	689	68.88	1.73	63.71
Planned Unit Development	431	113,383,280	23.65	263,070	691	75.82	18.90	81.80
Single-family	1,089	260,070,628	54.24	238,816	683	74.25	16.94	73.93
Townhouse	13	2,751,240	0.57	211,634	721	78.19	11.99	29.72
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Prepayment Penalty Terms of the Mortgage Loans

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
None	1,079	272,973,262	56.93	252,987	689	74.66	17.93	78.16
6 Months	439	112,139,243	23.39	255,442	686	73.20	18.79	70.45
12 Months	48	15,189,021	3.17	316,438	692	74.86	6.58	92.46
24 Months	6	1,297,611	0.27	216,269	698	69.85	8.34	53.49
36 Months	369	76,253,584	15.90	206,649	692	76.11	17.67	77.57
60 Months	7	1,634,710	0.34	233,530	689	72.58	8.31	48.50
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Interest Only Terms of the Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only	Number of Mortgage Loans
Not Interest Only	577	112,452,628	23.45	194,892	700	73.02	27.42	0.00
60 Months	13	2,987,787	0.62	229,830	698	75.20	16.30	100.00
120 Months	1,358	364,047,015	75.92	268,076	686	75.00	14.67	100.00
Total / Weighted Average	1,948	479,487,431	100.00	246,143	689	74.54	17.67	76.55

Contact Information

Contacts

MBS Trading
Scott Eichel Sr. Managing Director	Tel: (212) 272-5451 seichel@bear.com
Doug Lucas Sr. Managing Director	Tel: (212) 272-5451 dlucas@bear.com
MBS Structuring
Perry Rahbar Vice-President	Tel: (212) 272-5451 prahbar@bear.com
MBS Banking
Ernie Calabrese Managing Director	Tel: (212) 272-9529 ecalabrese@bear.com
Michael Cohn Analyst	Tel: (212) 272-6561 mcohn@bear.com
Syndicate
Carol Fuller Managing Director	Tel: (212) 272-4955 cfuller@bear.com
Angela Ward Vice-President	Tel: (212) 272-4955 award@bear.com
Rating Agencies
Spencer Van Kirk – S&P	Tel: (212) 438-3135 spencer_van_kirk@standardandpoors.com
Todd Swanson – Moody’s	Tel: (415) 274-1714 todd.swanson@moodys.com

Computational Materials: Term Sheet Bear Stearns Asset Backed Securities I LLC Mortgage Pass-Through Certificates, Series 2006-AC1, Group II

New Issue Computational Materials

$318,943,608 (Approximately)

Mortgage Pass-Through Certificates, Series 2006-AC1

Group II

Bear Stearns Asset Backed Securities I Trust 2006-AC1

Issuer

EMC Mortgage Corporation

Sponsor and Seller

Wells Fargo Bank, National Association

Master Servicer

January 27, 2006

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. The collateral information contained on the following pages is furnished as background information for your use in reviewing the computational materials which are attached hereto and are a part hereof. This collateral information will be superseded by the description of the collateral contained in the Prospectus Supplement.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

TRANSACTION SUMMARY (a), (c)

Class	Size	Percent Of Pool Balance	Credit Enhancement Percentage	Coupon Type	WAL (b)	Final Scheduled Dist. Date (b)	Expected Ratings (Mdy’s/S&P)
II-1A-1	$87,716,000	27.03%	10.00%	Fixed 5.500% (d)	3.509	2/25/36	Aaa/AAA
II-1A-2	$3,550,000	1.09%	6.35%	Fixed 5.500% (d)	3.509	2/25/36	Aa1/AAA
II-1X	$99,281,071	Notional	6.35%	Interest Only(e)(f)	3.793	2/25/36	Aaa/AAA
II-1PO	$1,709,146	0.53%	6.35%	Principal Only(g)	3.518	2/25/36	Aaa/AAA
II-2A-1	$202,413,000	62.38%	8.25%	Fixed 6.000% (d)	4.066	2/25/36	Aaa/AAA
II-2A-2	$4,200,000	1.29%	6.35%	Fixed 6.000% (d)	4.066	2/25/36	Aa1/AAA
II-2X	$225,179,624	Notional	6.35%	Interest Only(e)(f)	4.473	2/25/36	Aaa/AAA
II-2PO	$4,267,462	1.32%	6.35%	Principal Only(g)	4.424	2/25/36	Aaa/AAA
II-B-1	$7,300,000	2.25%	4.10%	Variable 5.847% (h)	9.637	2/25/36	Aa2/AA
II-B-2	$4,705,000	1.45%	2.65%	Variable 5.847% (h)	9.637	2/25/36	A2/A
II-B-3	$3,083,000	0.95%	1.70%	Variable 5.847% (h)	9.637	2/25/36	Baa2/BBB
II-B-4	$2,595,000	0.80%	0.90%	Variable 5.847% (h)	9.637	2/25/36	NR/BB
II-B-5	$1,623,000	0.50%	0.40%	Variable 5.847% (h)	9.637	2/25/36	NR/B
II-B-6	$1,299,087	0.40%	0.00%	Variable 5.847% (h)	9.637	2/25/36	NR/NR
Total	$324,460,695	100.00%

Notes:

(a) The principal balance of each class of Certificates is subject to a 10% variance. Class size and credit enhancement levels are subject to change based upon the final mortgage pool and rating agency valuation.

(b) Prepayment Pricing Speed Assumption: 6% CPR building to 18% CPR in 12 months, and remaining constant at 18% CPR thereafter.

(c) The Certificates will be subject to the 10% cleanup call.

(d) The Class II-1A-1 and Class II-1A-2 Certificates will be subject to a cap equal to the weighted average of the net mortgage rates on the group II-1 mortgage loans. The Class II-2A-1 and Class II-2A-2 Certificates will be subject to a cap equal to the weighted average of the net mortgage rates on the group II-2 mortgage loans.

(e) The Class II-1X and Class II-2X Certificates (the “Interest Only Certificates”) will not have a Certificate Principal Balance and will not be entitled to distributions of principal. The Class II-1X and Class II-2X Certificates will accrue interest on their notional amount (the “Notional Amount”), which will be equal to the aggregate stated principal balance of the group II-1 mortgage loans and group II-2 mortgage loans, respectively.

(f) The pass-through rate for the Class II-1X Certificates is equal to the weighted average of the excess of (a) the net mortgage rate on each group II-1 mortgage loan with a net mortgage rate greater than 5.50% per annum, over (b) 5.50% per annum. The pass-through rate for the Class II-2X Certificates is equal to the weighted average of the excess of (a) the net mortgage rate on each group II-2 mortgage loan with a net mortgage rate greater than 6.00% per annum, over (b) 6.00% per annum.

(g) The Class II-1PO and Class II-2PO Certificates will not be entitled to distributions of interest. The Class II-1PO Certificates will receive a portion of the principal payments only on the group II-1 mortgage loans that have net mortgage rates lower than 5.50%. The Class II-2PO Certificates will receive a portion of the principal payments only on the group II-1 mortgage loans that have net mortgage rates lower than 6.00%.

(h) The Pass-Through Rate applicable to the Class II-B Certificates will be equal to the weighted average of (i) 5.500% per annum and (ii) 6.500% per annum, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in loan group II-1 and loan group II-2 (other than the portion of the mortgage loans attributable to the related Class II-PO Certificates), respectively, the aggregate Certificate Principal Balance of the related class or classes of group II senior certificates, other than the related Class II-PO Certificates.

THE COLLATERAL

•      Conventional, one-to-four-family, fixed-rate mortgage loans secured by first liens on residential mortgaged properties.

•     The collateral related to loan group II will consist of a pool of mortgage loans (the “Mortgage Loans”) with an unpaid principal balance of approximately $324,460,696.

•     The Mortgage Loans were primarily originated by Impac Mortgage (approximately 72%), Waterfield Mortgage Company (approximately 11%), HSBC Mortgage (approximately 5%), with approximately 48 other originators totaling approximately 12% (none of which represent greater than 3% of the pool) pursuant to underwriting guidelines as described in the prospectus supplement.

•     The collateral information provided herein is preliminary and based upon information as of January 1, 2006. The characteristics of the mortgage loans as described herein and in the attached collateral tables may differ from the final pool due, among other things, to the possibility of certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date, such characteristics being subject to a variance of not more than plus or minus 10%.

•     For purposes of this free writing prospectus, reference to the “mortgage loans” herein means the group II mortgage loans.

•     Approximately 65% of the mortgage loans provide for a payment by the mortgagor of a prepayment charge.

•     All of the numbers and percentages in this term sheet are subject to a variance of 10%.

THE STRUCTURE

Senior/subordinate shifting interest structure.

The Group II Certificates:

The trust will issue certificates consisting of senior certificates designated as the Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-1X, Class II-2X, Class II-1PO and Class II-2PO Certificates (the “Senior Certificates”) and the Class II-B-1, Class II-B-2, Class II-B-3 Certificates (the “Offered Subordinate Certificates”, and together with the Senior Certificates, the “Offered Certificates”). The trust will also issue Class II-B-4, Class II-B-5 and Class II-B-6 Certificates which are not offered hereby. The Class II-1P Certificates and Class II-2P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans. The Class II-1R-1 and Class II-1R-2 and Class II-2R-1 Certificates will each be issued as a single Certificate of $50 in certificated fully registered form.

Summary of Terms:

Depositor:	Bear Stearns Asset Backed Securities I LLC.
Seller and Sponsor:	EMC Mortgage Corporation.
Master Servicer:	Wells Fargo Bank, National Association.
Servicers:

EMC Mortgage Corporation (approximately 20%), Greenpoint Mortgage Funding, Inc. (approximately less than 1%), Harbourside Mortgage Corporation (less than 1%), HSBC Mortgage Corporation (USA) (approximately 5%) and Wells Fargo Bank (approximately 73%).

Originators:

Waterfield Mortgage Company (approximately 11.4%), HSBC Mortgage (approximately 5.3%), Wells Fargo (approximately 2.4%) and Fidelity & Trust Mortgage Inc. (approximately 1.8%) and approximately 47 other originators totaling approximately 79.1%, none of which represent greater than 5% of the pool.

Sole Manager:	Bear, Stearns & Co. Inc.
Trustee:	U.S. Bank National Association.
Cut-off Date:	January 1, 2006.
Closing Date:	On or about January 31, 2006.
Distribution Date:	25th day of each month (or if that 25th is not a business day, the next business day), commencing in February 2006.

Prepayment Period:

With respect to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

Pass Through Rates:	The pass-through rates for each class of Certificates is shown in the table above.

Interest Payments:

On each Distribution Date holders of the Certificates will be entitled to receive the interest that has accrued on the Certificates at the related Pass-Through Rate during the related Accrual Period.

The “Accrual Period” for the Certificates will be the calendar month immediately preceding the calendar month in which a Distribution Date occurs. The trustee will calculate interest on all of the Certificates based on a 360-day year that consists of twelve 30-day months.

The Class II-PO Certificates will not be entitled to distributions of interest.

Principal Payments:

The Senior Optimal Principal Amount will be an amount equal to the sum of (i) the Senior Percentage of scheduled principal payments of the group II mortgage loans, (ii) the Senior Prepayment Percentage of all full and partial prepayments of the group II mortgage loans and (iii) the lesser of the Senior Percentage of the Stated Principal Balance of a liquidated mortgage loan or the Senior Prepayment Percentage of the net liquidation proceeds of such mortgage Loan.

Subordinate Optimal Principal Amount: The Subordinate Optimal Principal Amount will be an amount equal to the sum of (i) The Subordinate Percentage of scheduled principal payments, (ii) Subordinate Prepayment Percentage of all full and partial prepayments, (iii) the excess of net liquidation proceeds over the amount included in clause (iii) of the Senior Optimal Principal Amount definition and (iv) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal Principal Amount.

Stated Principal Balance:

With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any realized loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Prepayment Assumption:

A 100% Prepayment Assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.45% CPR (precisely 16%/11) each month thereafter through the twelfth month of the like of such pool, and such rate thereafter remaining constant at 18% CPR for the remainder of the life of such pool.

Certificate Principal Balance:

With respect to any certificates as of any date of determination, the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificates and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of realized losses in the manner described herein, plus any subsequent recoveries allocated to such Class.

Available Distribution Amount:

For any Distribution Date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that Distribution Date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the Mortgage Loans, insurance proceeds and liquidation proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Master Servicer and any Subservicer and reduced by the master servicing fees and servicing fees.

P&I Advances:

The Servicers will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Master Servicer will be obligated to back-stop the Servicer’s advancing obligations.

Priority of Payments:

Distributions on the Certificates will be made on the 25th day of each month (or next business day). The payments to the Certificates, to the extent of the Available Distribution Amount, will be made according to the following order of priority:

1.    Payment of the accrued and unpaid interest to the holders of the Senior Certificates on a pro rata basis at the applicable Pass-Through Rate;

2.    Payment of principal to the Senior Certificates up to an amount equal to the Senior Optimal Principal Amount in the priority described herein;

3.    Payment of interest and principal sequentially to the Class II-B-1, Class II-II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in that order, so that each such Class receives (i) first, accrued and unpaid interest at the applicable Pass-Through Rate, and (ii) such class’s allocable share of the Subordinate Optimal Principal Amount.

On any Distribution Date, any Prepayment Interest Shortfalls and any Relief Act Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will reduce the amount of interest distributions with respect to the Certificates, on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

Shifting Interest:

The Senior Certificates will be entitled to recThe Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage Loans up to and including the Distribution Date in January 2011. The Senior Prepayment Percentage can be reduced to the Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next four years provided that (i) the principal balance of the Mortgage Loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% for each test date.

Net Mortgage Rate:

On any Mortgage Loan, the then applicable mortgage rate thereon minus the Servicing Fee Rate and the Master Servicing Fee Rate. The Servicing Fee Rate will be equal to 0.25% per annum and the Master Servicing Fee Rate will be equal to [0.01]% per annum.

Discount Mortgage Rate:	5.50% per annum with respect to the group II-1 mortgage loans and 6.00% per annum with respect to the group II-2 mortgage loans.

Allocation of Losses:

Realized losses on the Mortgage Loans will be allocated sequentially to the most junior class of Certificates outstanding beginning with the Class II-B-6 Certificates, until the Certificate Principal Balance of each Subordinate Class has been reduced to zero. Thereafter, realized losses will be allocated to the Senior Certificates (other than the Class II-1X, Class II-2X, Class II-1PO and Class II-2PO Certificates) on a pro rata basis.

Credit Enhancement:	Subordination: The initial Credit Enhancement Percentages are as follows: Class II-A 6.35% Class II-B-1 4.10% Class II-B-2 2.65% Class II-B-3 1.70%

Optional Termination:

At its option, EMC (the “Optional Termination Holder”) may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Registration:	The Offered Certificates will be available in book-entry form through DTC.

Denominations:	The Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Federal Tax Aspects:	The Trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:

The Offered Certificates (other than the Class R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met.

SMMEA Eligibility:	The Senior Certificates and Class II-B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Selected Collateral Characteristics For the Mortgage Loans In Loan Group II-1

As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$99,281,071
Number of Loans	355
Average Scheduled Principal Balance	$279,665	$29,926	$1,958.650
(1) Original Loan-to-Value Ratio	67.54%	9.32%	100.00%
(1) Mortgage Rate	6.1082%	5.0000%	9.3750%
(1) Net Mortgage Rate	5.8572%	4.7490%	9.1240%
(1) Remaining Term to Stated Maturity (months)	175	116	180
(1)] (1i)] Credit Score	706	577	813
(1) Weighted Average reflected in Total. (i1)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	9.24%
Co-Op	0.20%
Condominium	3.66%
Hi-Condo	0.12%
PUD	19.33%
Single-family	67.19%
Townhouse	0.27%

Geographic Distribution	California	21.08%
Maryland	17.45%
New York	15.90%
Virginia	6.11%
Florida	5.86%

Number of States (including DC)	33

Documentation Type	Express/No Assets	0.33%
Express/No Doc	0.26%
Express/with Assets	0.31%
Full/Alternative	34.67%
Limited	0.42%
No Documentation	7.08%
No Income/No Asset	0.93%
No Ratio	10.08%
Stated Income	40.61%
Stated/Stated	5.30%

Loans with Prepayment Penalties	35.77%
Interest Only Loans	44.79%

Credit Score Distribution of the Mortgage Loans in Loan Group II-1

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
N/A	6	722,954	0.73	120,492	62.42	17.11	14.66
560 - 579	1	325,000	0.33	325,000	61.32	0.00	100.00
580 - 599	2	226,163	0.23	113,082	79.79	52.53	0.00
600 - 619	5	970,000	0.98	194,000	62.89	16.89	54.48
620 - 639	39	8,542,263	8.60	219,032	74.76	21.76	74.83
640 - 659	45	9,365,588	9.43	208,124	74.50	37.54	66.62
660 - 679	50	13,796,159	13.90	275,923	66.07	22.28	54.21
680 - 699	58	15,422,831	15.53	265,911	67.69	32.49	44.51
700 - 719	41	10,119,150	10.19	246,809	73.06	23.05	50.04
720 - 739	41	10,661,659	10.74	260,040	65.44	31.47	26.76
740 - 759	22	9,008,724	9.07	409,487	67.83	52.27	18.28
760 - 779	28	12,959,157	13.05	462,827	58.65	38.60	9.67
780 - 799	14	5,937,948	5.98	424,139	63.49	66.26	23.08
800 - 819	3	1,223,475	1.23	407,825	69.05	100.00	0.00
Total / Weighted Average:	355	99,281,071	100.00	279,665	67.54	34.67	40.41

Debt-to-Income Ratios of the Mortgage Loans in Loan Group II-1

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	95	20,291,984	20.44	213,600	682	71.79	8.15	63.83
0.01% - 5.00%	2	442,000	0.45	221,000	681	78.72	0.00	100.00
5.01% - 10.00%	3	2,953,569	2.97	984,523	771	50.88	24.93	0.00
10.01% - 15.00%	3	1,172,355	1.18	390,785	768	65.82	42.04	51.16
15.01% - 20.00%	16	5,204,582	5.24	325,286	723	66.60	75.38	38.84
20.01% - 25.00%	19	3,742,749	3.77	196,987	728	60.14	38.40	23.94
25.01% - 30.00%	31	7,412,692	7.47	239,119	692	77.42	37.33	48.12
30.01% - 35.00%	45	14,732,621	14.84	327,392	708	67.30	36.49	37.69
35.01% - 40.00%	57	15,172,466	15.28	266,184	714	70.28	20.91	34.67
40.01% - 45.00%	43	14,368,673	14.47	334,155	704	65.98	32.86	36.24
45.01% - 50.00%	36	12,010,757	12.10	333,632	709	61.80	70.60	30.16
50.01% - 55.00%	5	1,776,624	1.79	355,325	717	52.20	93.66	0.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Original Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II-1

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	62	4,196,646	4.23	67,688	695	69.49	30.75	27.69
$100,000 - $200,000	115	16,236,871	16.35	141,190	685	72.06	21.27	44.28
$200,000 - $300,000	59	14,854,883	14.96	251,778	677	75.87	15.74	70.65
$300,000 - $359,650	24	7,921,473	7.98	330,061	668	77.53	16.06	83.92
$359,651 - $400,000	11	4,209,452	4.24	382,677	702	66.45	26.82	45.41
$400,001 - $500,000	36	16,221,666	16.34	450,602	719	67.61	38.96	35.69
$500,001 - $600,000	18	9,879,437	9.95	548,858	716	63.18	43.64	16.84
$600,001 - $700,000	8	5,241,486	5.28	655,186	726	61.57	63.76	24.57
$700,001 - $800,000	6	4,555,746	4.59	759,291	738	52.23	100.00	17.45
$800,001 - $900,000	9	7,782,569	7.84	864,730	734	57.74	33.93	22.03
$900,001 - $1,000,000	5	4,759,693	4.79	951,939	747	58.09	79.20	0.00
$1,400,001 - $1,500,000	1	1,462,500	1.47	1,462,500	717	75.00	0.00	100.00
$1,500,000 and greater	1	1,958,650	1.97	1,958,650	775	54.05	0.00	0.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II-1

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	62	4,196,646	4.23	67,688	695	69.49	30.75	27.69
$100,000 - $200,000	117	16,634,810	16.76	142,178	686	72.32	20.76	43.22
$200,000 - $300,000	57	14,456,944	14.56	253,631	676	75.68	16.18	72.60
$300,000 - $359,650	25	8,264,101	8.32	330,564	671	77.01	15.39	84.59
$359,651 - $400,000	12	4,604,357	4.64	383,696	708	67.61	33.09	41.51
$400,001 - $500,000	34	15,484,132	15.60	455,416	717	67.35	38.27	35.18
$500,001 - $600,000	18	9,879,437	9.95	548,858	716	63.18	43.64	16.84
$600,001 - $700,000	8	5,241,486	5.28	655,186	726	61.57	63.76	24.57
$700,001 - $800,000	6	4,555,746	4.59	759,291	738	52.23	100.00	17.45
$800,001 - $900,000	10	8,676,997	8.74	867,700	740	57.92	40.74	19.76
$900,001 - $1,000,000	4	3,865,265	3.89	966,316	738	57.77	74.39	0.00
$1,400,001 - $1,500,000	1	1,462,500	1.47	1,462,500	717	75.00	0.00	100.00
$1,500,000 and greater	1	1,958,650	1.97	1,958,650	775	54.05	0.00	0.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Net Mortgage Rates of the Mortgage Loans in Loan Group II-1

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.500% - 4.999%	17	9,518,291	9.59	559,899	745	53.56	59.47	0.00
5.000% - 5.499%	77	29,823,479	30.04	387,318	721	60.44	57.01	13.52
5.500% - 5.999%	96	24,544,990	24.72	255,677	706	67.48	25.28	38.92
6.000% - 6.499%	83	20,239,826	20.39	243,853	682	76.45	20.90	71.13
6.500% - 6.999%	58	11,128,213	11.21	191,866	681	78.93	9.23	82.65
7.000% - 7.499%	20	2,995,989	3.02	149,799	692	78.35	7.20	73.37
7.500% - 7.999%	2	842,587	0.85	421,294	668	80.00	0.00	75.67
8.000% - 8.499%	1	108,500	0.11	108,500	731	70.00	0.00	100.00
9.000% - 9.499%	1	79,197	0.08	79,197	640	20.00	100.00	0.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Mortgage Rates of the Mortgage Loans in Loan Group II-1

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	23	12,196,069	12.28	530,264	739	52.71	68.37	5.84
5.500% - 5.999%	97	34,776,032	35.03	358,516	718	62.26	47.32	11.87
6.000% - 6.499%	89	22,678,219	22.84	254,811	698	70.38	20.90	60.27
6.500% - 6.999%	92	20,573,137	20.72	223,621	686	77.63	19.01	69.77
7.000% - 7.499%	32	5,291,435	5.33	165,357	680	78.49	12.87	84.32
7.500% - 7.999%	19	3,373,495	3.40	177,552	690	78.10	6.40	79.66
8.000% - 8.499%	1	204,987	0.21	204,987	634	80.00	0.00	0.00
8.500% - 8.999%	1	108,500	0.11	108,500	731	70.00	0.00	100.00
9.000% - 9.499%	1	79,197	0.08	79,197	640	20.00	100.00	0.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Original Loan-to-Value Ratios of the Mortgage Loans in Loan Group II-1

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	257,150	0.26	257,150	779	0.00	0.00
15.01% - 20.00%	2	191,304	0.19	95,652	669	41.40	58.60
20.01% - 25.00%	2	159,548	0.16	79,774	741	0.00	0.00
25.01% - 30.00%	4	2,005,663	2.02	501,416	722	90.97	0.00
30.01% - 35.00%	10	3,247,425	3.27	324,743	713	66.38	20.05
35.01% - 40.00%	7	2,712,965	2.73	387,566	713	56.43	0.00
40.01% - 45.00%	8	2,778,984	2.80	347,373	691	64.82	0.00
45.01% - 50.00%	13	5,286,860	5.33	406,682	739	34.74	0.00
50.01% - 55.00%	7	4,603,765	4.64	657,681	737	42.72	5.45
55.01% - 60.00%	20	6,984,201	7.03	349,210	749	28.01	0.00
60.01% - 65.00%	26	10,144,808	10.22	390,185	693	42.97	26.19
65.01% - 70.00%	21	6,379,747	6.43	303,798	702	21.28	30.10
70.01% - 75.00%	21	7,317,481	7.37	348,451	703	36.58	62.88
75.01% - 80.00%	201	45,752,245	46.08	227,623	696	27.08	64.83
80.01% - 85.00%	1	79,677	0.08	79,677	695	0.00	0.00
85.01% - 90.00%	6	662,557	0.67	110,426	713	32.11	22.40
90.01% - 95.00%	4	599,690	0.60	149,923	682	26.55	0.00
95.01% - 100.00%	1	117,000	0.12	117,000	705	100.00	100.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	34.67	40.41

Geographic Distribution of Mortgaged Properties of the Mortgage Loans in Loan Group II-1

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	53	20,931,342	21.08	394,931	697	65.83	27.16	45.97
Maryland	51	17,325,356	17.45	339,713	691	69.83	34.10	73.41
New York	36	15,789,454	15.90	438,596	728	60.05	38.05	0.00
Virginia	17	6,068,795	6.11	356,988	703	67.19	18.06	64.80
Florida	24	5,813,740	5.86	242,239	723	67.45	25.10	23.59
Texas	27	3,474,514	3.50	128,686	705	72.19	23.32	1.63
Arizona	16	2,924,576	2.95	182,786	703	74.97	14.11	77.22
Other (1)	131	26,953,296	27.15	205,750	708	70.48	48.39	37.70
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans in Loan Group II-1

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	194	56,487,882	56.90	291,175	714	62.88	37.99	19.12
YES	161	42,793,190	43.10	265,796	696	73.70	30.29	68.52
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Mortgage Loan Purpose of the Mortgage Loans in Loan Group II-1

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	133	40,014,178	40.30	300,858	697	61.99	37.98	27.47
Purchase	176	45,853,231	46.19	260,530	709	75.47	26.61	57.37
Rate/Term Refinance	46	13,413,663	13.51	291,601	723	57.01	52.37	21.04
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Mortgage Loan Documentation Type of the Mortgage Loans in Loan Group II-1

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Express/No Assets	3	326,896	0.33	108,965	690	65.29	0.00	0.00
Express/No Doc	3	257,659	0.26	85,886	682	62.09	0.00	0.00
Express/with Assets	1	306,887	0.31	306,887	691	77.50	0.00	0.00
Full/Alternative	100	34,423,106	34.67	344,231	721	62.73	100.00	25.94
Limited	1	421,223	0.42	421,223	766	70.00	0.00	0.00
No Documentation	38	7,028,957	7.08	184,973	690	68.09	0.00	48.28
No Income/No Asset	5	924,982	0.93	184,996	675	77.41	0.00	23.96
No Ratio	45	10,005,856	10.08	222,352	668	75.20	0.00	93.31
Stated Income	146	40,320,358	40.61	276,167	705	69.55	0.00	44.39
Stated/Stated	13	5,265,149	5.30	405,011	713	66.21	0.00	6.46
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Occupancy Types of the Mortgage Loans in Loan Group II-1

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	91	12,232,877	12.32	134,427	706	74.50	14.30	56.58
Primary Residence	246	81,885,605	82.48	332,868	704	67.14	36.76	39.49
Second/Vacation	18	5,162,590	5.20	286,811	742	57.47	49.80	16.68
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Mortgaged Property Types of the Mortgage Loans in Loan Group II-1

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	36	9,173,210	9.24	254,811	708	69.84	14.75	47.64
Co-Op	1	196,417	0.20	196,417	813	27.21	100.00	0.00
Condominium	13	3,633,782	3.66	279,522	718	70.29	36.04	46.39
Hi-Rise Condo	1	123,200	0.12	123,200	662	79.74	0.00	100.00
Planned Unit Development	66	19,188,733	19.33	290,738	705	72.19	41.31	56.40
Single-family	236	66,702,092	67.19	282,636	705	65.79	35.26	34.44
Townhouse	2	263,638	0.27	131,819	663	78.17	43.86	56.14
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Prepayment Penalty Terms of the Mortgage Loans in Loan Group II-1

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	208	69,327,895	69.83	333,307	709	66.32	35.65	40.64
6 Months	30	8,158,306	8.22	271,944	705	68.92	55.00	45.71
8 Months	1	148,749	0.15	148,749	698	80.00	0.00	100.00
12 Months	13	4,510,118	4.54	346,932	718	60.27	52.32	0.00
24 Months	5	937,168	0.94	187,434	673	66.30	7.33	0.00
36 Months	73	13,556,794	13.65	185,710	688	74.44	19.33	58.42
60 Months	25	2,642,042	2.66	105,682	703	72.05	6.61	5.62
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Interest Only Terms of the Mortgage Loans in Loan Group II-1

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	200	59,160,551	59.59	295,803	723	61.42	43.09	0.00
60 Months	88	22,372,656	22.53	254,235	680	75.52	23.40	100.00
120 Months	67	17,747,864	17.88	264,893	685	77.88	20.82	100.00
Total / Weighted Average	355	99,281,071	100.00	279,665	706	67.54	34.67	40.41

Selected Collateral Characteristics For the Mortgage Loans In Loan Group II-2

As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$225,179,624
Number of Loans	738
Average Scheduled Principal Balance	$305,121	$49,861	$1,500,000
(1) Original Loan-to-Value Ratio	72.10%	10.60%	100.00%
(1) Mortgage Rate	6.5122%	5.2500%	9.8750%
(1) Net Mortgage Rate	6.2612%	4.990%	9.6240%
(1) Remaining Term to Stated Maturity (months)	357	352	358
(1)] (1i)] Credit Score	704	600	814
(1) Weighted Average reflected in Total. (i1)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	10.95
Condominium	8.75
Hi-Condo	1.44
PUD	16.28
Single-family	62.14
Townhouse	0.45

Geographic Distribution	California	48.18
Florida	9.70
New York	9.39

Number of States (including DC)	40

Documentation Type	Express/No Assets	4.56
Express/No Doc	7.64
Express/No Doc/w/Assets	1.20
Express/with Assets	15.98
Full/Alternative	14.58
Stated Income	53.58
Stated/Stated	2.47

Loans with Prepayment Penalties	79.69%
Interest Only Loans	54.40%

Credit Score Distribution of the Mortgage Loans in Loan Group II-2

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
N/A	1	560,000	0.25	560,000	66.67	0.00	100.00
600 – 619	17	4,235,569	1.88	249,151	66.98	11.09	22.17
620 – 639	59	17,132,471	7.61	290,381	72.76	15.22	51.43
640 – 659	110	29,154,494	12.95	265,041	75.00	14.94	45.19
660 – 679	100	26,551,745	11.79	265,517	72.34	10.59	59.26
680 – 699	108	31,376,609	13.93	290,524	75.40	4.95	49.40
700 – 719	88	30,126,499	13.38	342,347	70.88	15.03	61.00
720 – 739	82	26,073,037	11.58	317,964	73.27	19.37	60.77
740 – 759	64	22,857,155	10.15	357,143	70.67	15.02	59.12
760 – 779	57	20,597,186	9.15	361,354	68.92	20.43	53.14
780 – 799	41	12,742,309	5.66	310,788	67.47	21.12	57.82
800 – 819	11	3,772,550	1.68	342,959	67.47	29.50	45.73
Total / Weighted Average:	738	225,179,624	100.00	305,121	72.10	14.58	54.40

Debt-to-Income Ratios of the Mortgage Loans in Loan Group II-2

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	218	59,401,116	26.38	272,482	694	73.79	1.58	51.22
0.01% - 5.00%	2	499,174	0.22	249,587	669	55.35	20.33	20.33
5.01% - 10.00%	1	369,083	0.16	369,083	634	84.67	0.00	0.00
10.01% - 15.00%	7	2,693,900	1.20	384,843	727	64.20	40.52	44.65
15.01% - 20.00%	14	4,521,172	2.01	322,941	723	65.79	17.92	67.49
20.01% - 25.00%	22	6,171,837	2.74	280,538	735	66.33	25.42	58.41
25.01% - 30.00%	57	17,981,479	7.99	315,465	710	67.48	13.55	47.87
30.01% - 35.00%	98	36,542,687	16.23	372,885	712	69.55	15.30	66.24
35.01% - 40.00%	118	39,286,825	17.45	332,939	714	71.32	9.50	57.32
40.01% - 45.00%	102	28,772,932	12.78	282,088	700	74.74	27.01	51.92
45.01% - 50.00%	95	27,798,797	12.35	292,619	691	76.30	30.32	47.44
50.01% - 55.00%	4	1,140,622	0.51	285,155	677	74.66	30.60	56.81
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Original Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II-2

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	52	4,223,347	1.88	81,218	695	71.85	13.28	35.95
$100,000 - $200,000	226	34,517,387	15.33	152,732	691	74.10	20.95	44.45
$200,000 - $300,000	154	37,808,496	16.79	245,510	698	72.68	13.02	53.91
$300,000 - $359,650	69	22,661,993	10.06	328,435	701	69.43	11.96	47.86
$359,651 - $400,000	44	16,773,957	7.45	381,226	709	74.10	18.49	40.86
$400,001 - $500,000	88	39,523,451	17.55	449,130	707	72.06	16.69	55.63
$500,001 - $600,000	46	25,568,194	11.35	555,830	698	73.64	10.67	63.04
$600,001 - $700,000	36	23,457,778	10.42	651,605	723	73.22	5.35	59.17
$700,001 - $800,000	9	6,782,636	3.01	753,626	697	69.76	0.00	79.16
$800,001 - $900,000	5	4,193,870	1.86	838,774	732	64.57	38.99	58.78
$900,001 - $1,000,000	6	5,852,016	2.60	975,336	712	70.67	16.47	66.90
$1,000,001 - $1,200,000	2	2,316,500	1.03	1,158,250	763	55.94	48.20	100.00
$1,400,001 - $1,500,000	1	1,500,000	0.67	1,500,000	710	50.00	0.00	100.00
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II-2

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	52	4,223,347	1.88	81,218	695	71.85	13.28	35.95
$100,000 - $200,000	227	34,685,388	15.40	152,799	691	74.06	20.85	44.23
$200,000 - $300,000	153	37,640,495	16.72	246,016	698	72.71	13.08	54.15
$300,000 - $359,650	72	23,739,355	10.54	329,713	700	69.81	11.42	45.69
$359,651 - $400,000	42	16,096,234	7.15	383,244	710	73.49	21.76	42.58
$400,001 - $500,000	87	39,123,812	17.37	449,699	707	72.18	15.84	56.20
$500,001 - $600,000	46	25,568,194	11.35	555,830	698	73.64	10.67	63.04
$600,001 - $700,000	37	24,157,486	10.73	652,905	720	72.94	5.19	57.45
$700,001 - $800,000	8	6,082,927	2.70	760,366	703	70.45	0.00	88.27
$800,001 - $900,000	5	4,193,870	1.86	838,774	732	64.57	38.99	58.78
$900,001 - $1,000,000	6	5,852,016	2.60	975,336	712	70.67	16.47	66.90
$1,000,001 - $1,200,000	2	2,316,500	1.03	1,158,250	763	55.94	48.20	100.00
$1,400,001 - $1,500,000	1	1,500,000	0.67	1,500,000	710	50.00	0.00	100.00
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Net Mortgage Rates of the Mortgage Loans in Loan Group II-2

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.500% - 4.999%	2	864,005	0.38	432,002	796	47.47	100.00	0.00
5.000% - 5.499%	43	20,566,982	9.13	478,302	730	66.31	28.45	48.15
5.500% - 5.999%	184	66,826,831	29.68	363,189	716	67.07	17.13	48.46
6.000% - 6.499%	247	72,710,960	32.29	294,376	702	73.61	12.98	60.29
6.500% - 6.999%	147	38,667,236	17.17	263,042	691	76.97	8.23	57.17
7.000% - 7.499%	80	18,756,702	8.33	234,459	671	78.86	5.78	61.32
7.500% - 7.999%	28	5,281,707	2.35	188,632	679	78.10	6.80	47.62
8.000% - 8.499%	6	1,328,907	0.59	221,485	670	85.11	44.77	18.79
9.500% - 9.999%	1	176,293	0.08	176,293	634	90.00	0.00	0.00
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Mortgage Rates of the Mortgage Loans in Loan Group II-2

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	2	864,005	0.38	432,002	796	47.47	100.00	0.00
5.500% - 5.999%	107	45,037,032	20.00	420,907	723	65.46	24.75	46.52
6.000% - 6.499%	204	68,853,349	30.58	337,516	714	70.03	14.06	56.54
6.500% - 6.999%	238	67,552,187	30.00	283,833	694	75.19	12.43	57.06
7.000% - 7.499%	93	22,085,125	9.81	237,474	688	76.46	3.13	55.91
7.500% - 7.999%	72	17,064,761	7.58	237,011	675	79.77	7.30	64.14
8.000% - 8.499%	17	2,450,443	1.09	144,144	670	76.80	8.07	24.72
8.500% - 8.999%	4	1,096,428	0.49	274,107	654	83.39	54.26	15.39
9.500% - 9.999%	1	176,293	0.08	176,293	634	90.00	0.00	0.00
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Original Loan-to-Value Ratios of the Mortgage Loans in Loan Group II-2

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
10.01% - 15.00%	3	237,640	0.11	79,213	737	45.35	33.66
15.01% - 20.00%	1	408,000	0.18	408,000	742	0.00	100.00
20.01% - 25.00%	1	399,239	0.18	399,239	664	0.00	0.00
25.01% - 30.00%	3	437,232	0.19	145,744	712	0.00	33.16
30.01% - 35.00%	9	1,522,798	0.68	169,200	721	0.00	37.60
35.01% - 40.00%	8	1,784,215	0.79	223,027	701	22.90	36.28
40.01% - 45.00%	12	5,224,876	2.32	435,406	716	0.00	71.14
45.01% - 50.00%	14	5,789,287	2.57	413,521	714	9.12	59.02
50.01% - 55.00%	26	8,404,174	3.73	323,237	718	31.71	56.70
55.01% - 60.00%	38	13,029,286	5.79	342,876	720	11.29	51.38
60.01% - 65.00%	43	14,598,757	6.48	339,506	701	10.67	46.81
65.01% - 70.00%	92	29,079,800	12.91	316,085	718	11.91	63.62
70.01% - 75.00%	69	25,341,481	11.25	367,268	699	16.40	49.19
75.01% - 80.00%	374	109,846,169	48.78	293,706	699	14.97	55.45
80.01% - 85.00%	6	1,356,177	0.60	226,030	666	35.09	52.27
85.01% - 90.00%	26	5,678,172	2.52	218,391	691	24.54	40.32
90.01% - 95.00%	10	1,646,721	0.73	164,672	701	4.51	6.29
95.01% - 100.00%	3	395,600	0.18	131,867	695	20.17	59.15
Total / Weighted Average	738	225,179,624	100.00	305,121	704	14.58	54.40

Geographic Distribution of Mortgaged Properties of the Mortgage Loans in Loan Group II-2

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	276	108,480,497	48.18	393,045	707	69.87	14.53	64.63
Florida	96	21,846,358	9.70	227,566	702	75.04	14.51	43.01
New York	51	21,144,633	9.39	414,601	712	69.86	7.16	35.45
New Jersey	46	10,965,064	4.87	238,371	695	75.19	17.08	32.74
Virginia	30	10,300,281	4.57	343,343	698	74.17	5.23	64.03
Arizona	35	7,085,721	3.15	202,449	675	74.60	19.02	81.17
Maryland	21	6,814,596	3.03	324,505	710	76.63	21.38	43.61
Hawaii	10	5,076,110	2.25	507,611	705	67.81	0.00	71.73
Other (1)	173	33,466,366	14.86	193,447	699	76.37	21.38	38.67
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans in Loan Group II-2

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	471	145,089,033	64.43	308,045	704	69.83	15.15	45.17
YES	267	80,090,591	35.57	299,965	704	76.22	13.54	71.11
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Mortgage Loan Purpose of the Mortgage Loans in Loan Group II-2

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	307	95,575,947	42.44	311,322	694	68.52	15.19	51.73
Purchase	349	103,985,674	46.18	297,953	711	75.85	12.35	55.27
Rate/Term Refinance	82	25,618,004	11.38	312,415	713	70.24	21.35	60.79
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Mortgage Loan Documentation Type of the Mortgage Loans in Loan Group II-2

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Express/No Assets	35	10,258,481	4.56	293,099	712	72.75	0.00	21.00
Express/No Doc	73	17,192,792	7.64	235,518	689	71.97	0.00	31.70
Express/No Doc/w/Assets	9	2,693,970	1.20	299,330	728	61.61	0.00	40.74
Express/with Assets	124	35,993,409	15.98	290,269	690	76.29	0.00	59.33
Full/Alternative	117	32,823,033	14.58	280,539	715	73.32	100.00	57.25
Stated Income	362	120,650,535	53.58	333,289	706	70.84	0.00	59.44
Stated/Stated	18	5,567,405	2.47	309,300	701	69.45	0.00	34.60
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Occupancy Types of the Mortgage Loans in Loan Group II-2

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	191	47,548,910	21.12	248,947	717	72.86	8.25	61.45
Primary Residence	504	161,496,814	71.72	320,430	699	71.82	17.04	52.08
Second/Vacation	43	16,133,901	7.16	375,207	716	72.66	8.59	56.79
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Mortgaged Property Types of the Mortgage Loans in Loan Group II-2

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	75	24,655,378	10.95	328,738	709	71.27	5.25	51.96
Condominium	75	19,708,267	8.75	262,777	720	70.90	11.29	65.70
Hi-Rise Condo	6	3,232,814	1.44	538,802	734	74.11	14.53	41.26
Planned Unit Development	102	36,651,882	16.28	359,332	703	73.24	17.17	63.36
Single-family	476	139,927,072	62.14	293,964	700	72.03	15.96	51.33
Townhouse	4	1,004,212	0.45	251,053	690	77.64	21.27	35.85
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Prepayment Penalty Terms of the Mortgage Loans in Loan Group II-2

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	181	47,133,065	20.93	260,404	705	73.36	16.45	49.53
6 Months	17	4,215,064	1.87	247,945	707	71.10	0.00	95.62
12 Months	213	78,427,813	34.83	368,206	709	71.25	7.46	56.15
24 Months	64	20,149,607	8.95	314,838	707	69.67	10.47	58.65
36 Months	213	59,011,793	26.21	277,051	694	73.17	22.08	51.68
60 Months	50	16,242,282	7.21	324,846	707	71.97	25.11	53.97
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Interest Only Terms of the Mortgage Loans in Loan Group II-2

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	370	102,685,907	45.60	277,529	700	72.29	13.66	0.00
60 Months	173	57,700,634	25.62	333,530	710	71.54	13.99	100.00
120 Months	195	64,793,084	28.77	332,272	704	72.29	16.54	100.00
Total / Weighted Average	738	225,179,624	100.00	305,121	704	72.10	14.58	54.40

Selected Collateral Characteristics For the Mortgage Loans In Loan Group II

As of the Cut-Off Date

Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$324,460,696
Number of Loans	1,093
Average Scheduled Principal Balance	$296,853	$29,926	$1,958.650
(1) Original Loan-to-Value Ratio	70.71%	9.32%	100.00%
(1) Mortgage Rate	6.3886%	5.0000%	9.8750%
(1) Net Mortgage Rate	6.1376%	4.7490%	9.6240%
(1) Remaining Term to Stated Maturity (months)	301	116	358
(1)] (1i)] Credit Score	705	577	814
(1) Weighted Average reflected in Total. (i1)] Non-Zero Weighted Average Credit Score
Percent of Cut-Off Date
Range	Principal Balance
Product Type	Fixed Rate	100.00%

Lien	First	100.00%

Property Type	Two- to four- family units	10.43%
Co-Op	0.06%
Condominium	7.19%
Hi-Condo	1.03%
PUD	17.21%
Single-family	63.68%
Townhouse	0.39%

Geographic Distribution	California	39.89%
New York	11.38%
Florida	8.52%
Maryland	7.44%
Virginia	5.05%

Number of States (including DC)	43

Documentation Type	Express/No Assets	3.26%
Express/No Doc	5.38%
Express/No Doc/w/Assets	0.83%
Express/with Assets	11.19%
Full/Alternative	20.73%
Limited	0.13%
No Documentation	2.17%
No Income/No Asset	0.29%
No Ratio	3.08%
Stated Income	49.61%
Stated/Stated	3.34%

Loans with Prepayment Penalties	64.54%
Interest Only Loans	50.12%

Credit Score Distribution of the Mortgage Loans in Loan Group II

Range of Credit Scores	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
N/A	7	1,282,954	0.40	183,279	64.27	9.64	51.91
560 - 579	1	325,000	0.10	325,000	61.32	0.00	100.00
580 - 599	2	226,163	0.07	113,082	79.79	52.53	0.00
600 - 619	22	5,205,569	1.60	236,617	66.22	12.17	28.19
620 - 639	98	25,674,734	7.91	261,987	73.43	17.40	59.22
640 - 659	155	38,520,082	11.87	248,517	74.88	20.44	50.40
660 - 679	150	40,347,904	12.44	268,986	70.20	14.59	57.53
680 - 699	166	46,799,441	14.42	281,924	72.86	14.03	47.79
700 - 719	129	40,245,649	12.40	311,982	71.43	17.05	58.24
720 - 739	123	36,734,695	11.32	298,656	71.00	22.88	50.90
740 - 759	86	31,865,879	9.82	370,533	69.87	25.55	47.57
760 - 779	85	33,556,343	10.34	394,781	64.95	27.45	36.35
780 - 799	55	18,680,257	5.76	339,641	66.21	35.47	46.78
800 - 819	14	4,996,025	1.54	356,859	67.85	46.76	34.53
Total / Weighted Average:	1,093	324,460,696	100.00	296,853	70.71	20.73	50.12

Debt-to-Income Ratios of the Mortgage Loans in Loan Group II

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 0.00%	313	79,693,100	24.56	254,611	691	73.28	3.25	54.43
0.01% - 5.00%	4	941,174	0.29	235,293	674	66.32	10.78	57.75
5.01% - 10.00%	4	3,322,652	1.02	830,663	754	54.64	22.16	0.00
10.01% - 15.00%	10	3,866,255	1.19	386,626	739	64.69	40.98	46.63
15.01% - 20.00%	30	9,725,754	3.00	324,192	723	66.22	48.66	52.16
20.01% - 25.00%	41	9,914,586	3.06	241,819	732	63.99	30.32	45.40
25.01% - 30.00%	88	25,394,171	7.83	288,570	705	70.38	20.49	47.94
30.01% - 35.00%	143	51,275,308	15.80	358,569	711	68.90	21.39	58.04
35.01% - 40.00%	175	54,459,291	16.78	311,196	714	71.03	12.68	51.01
40.01% - 45.00%	145	43,141,606	13.30	297,528	701	71.82	28.96	46.70
45.01% - 50.00%	131	39,809,554	12.27	303,890	696	71.93	42.47	42.22
50.01% - 55.00%	9	2,917,245	0.90	324,138	701	60.98	69.00	22.21
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Original Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	114	8,419,993	2.60	73,860	695	70.68	21.99	31.83
$100,000 - $200,000	341	50,754,258	15.64	148,839	689	73.45	21.05	44.40
$200,000 - $300,000	213	52,663,379	16.23	247,246	692	73.58	13.79	58.63
$300,000 - $359,650	93	30,583,466	9.43	328,854	692	71.53	13.02	57.20
$359,651 - $400,000	55	20,983,408	6.47	381,517	708	72.56	20.16	41.78
$400,001 - $500,000	124	55,745,117	17.18	449,557	711	70.76	23.17	49.83
$500,001 - $600,000	64	35,447,631	10.93	553,869	703	70.72	19.86	50.16
$600,001 - $700,000	44	28,699,263	8.85	652,256	723	71.09	16.02	52.85
$700,001 - $800,000	15	11,338,382	3.49	755,892	714	62.72	40.18	54.36
$800,001 - $900,000	14	11,976,439	3.69	855,460	734	60.13	35.70	34.90
$900,001 - $1,000,000	11	10,611,709	3.27	964,701	728	65.03	44.61	36.89
$1,100,001 - $1,200,000	2	2,316,500	0.71	1,158,250	763	55.94	48.20	100.00
$1,400,001 - $1,500,000	2	2,962,500	0.91	1,481,250	713	62.34	0.00	100.00
$1,500,000 and greater	1	1,958,650	0.60	1,958,650	775	54.05	0.00	0.00
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group II

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	114	8,419,993	2.60	73,860	695	70.68	21.99	31.83
$100,000 - $200,000	344	51,320,198	15.82	149,187	690	73.49	20.82	43.91
$200,000 - $300,000	210	52,097,438	16.06	248,083	692	73.53	13.94	59.27
$300,000 - $359,650	97	32,003,457	9.86	329,933	693	71.67	12.44	55.74
$359,651 - $400,000	54	20,700,591	6.38	383,344	710	72.18	24.28	42.35
$400,001 - $500,000	121	54,607,944	16.83	451,305	710	70.81	22.20	50.24
$500,001 - $600,000	64	35,447,631	10.93	553,869	703	70.72	19.86	50.16
$600,001 - $700,000	45	29,398,972	9.06	653,310	721	70.92	15.64	51.59
$700,001 - $800,000	14	10,638,674	3.28	759,905	718	62.64	42.82	57.94
$800,001 - $900,000	15	12,870,867	3.97	858,058	737	60.09	40.17	32.47
$900,001 - $1,000,000	10	9,717,281	2.99	971,728	722	65.54	39.51	40.29
$1,100,001 - $1,200,000	2	2,316,500	0.71	1,158,250	763	55.94	48.20	100.00
$1,400,001 - $1,500,000	2	2,962,500	0.91	1,481,250	713	62.34	0.00	100.00
$1,500,000 and greater	1	1,958,650	0.60	1,958,650	775	54.05	0.00	0.00
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Net Mortgage Rates of the Mortgage Loans in Loan Group II

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
4.500% - 4.999%	19	10,382,296	3.20	546,437	750	53.05	62.85	0.00
5.000% - 5.499%	120	50,390,461	15.53	419,921	725	62.83	45.35	27.65
5.500% - 5.999%	280	91,371,821	28.16	326,328	713	67.18	19.32	45.89
6.000% - 6.499%	330	92,950,786	28.65	281,669	698	74.23	14.71	62.65
6.500% - 6.999%	205	49,795,449	15.35	242,905	689	77.40	8.46	62.86
7.000% - 7.499%	100	21,752,692	6.70	217,527	674	78.79	5.98	62.98
7.500% - 7.999%	30	6,124,294	1.89	204,143	678	78.36	5.87	51.48
8.000% - 8.499%	7	1,437,407	0.44	205,344	674	83.97	41.39	24.92
9.000% - 9.499%	1	79,197	0.02	79,197	640	20.00	100.00	0.00
9.500% - 9.999%	1	176,293	0.05	176,293	634	90.00	0.00	0.00
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Mortgage Rates of the Mortgage Loans in Loan Group II

Range of Mortgage Rates (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
5.000% - 5.499%	25	13,060,074	4.03	522,403	743	52.37	70.46	5.45
5.500% - 5.999%	204	79,813,064	24.60	391,241	721	64.07	34.59	31.42
6.000% - 6.499%	293	91,531,569	28.21	312,394	710	70.12	15.76	57.47
6.500% - 6.999%	330	88,125,325	27.16	267,046	692	75.76	13.97	60.03
7.000% - 7.499%	125	27,376,561	8.44	219,012	686	76.85	5.01	61.40
7.500% - 7.999%	91	20,438,255	6.30	224,596	677	79.50	7.15	66.70
8.000% - 8.499%	18	2,655,430	0.82	147,524	667	77.05	7.45	22.81
8.500% - 8.999%	5	1,204,928	0.37	240,986	661	82.18	49.37	23.01
9.000% - 9.499%	1	79,197	0.02	79,197	640	20.00	100.00	0.00
9.500% - 9.999%	1	176,293	0.05	176,293	634	90.00	0.00	0.00
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Original Loan-to-Value Ratios of the Mortgage Loans in Loan Group II

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	257,150	0.08	257,150	779	0.00	0.00
10.01% - 15.00%	3	237,640	0.07	79,213	737	45.35	33.66
15.01% - 20.00%	3	599,304	0.18	199,768	719	13.21	86.79
20.01% - 25.00%	3	558,787	0.17	186,262	686	0.00	0.00
25.01% - 30.00%	7	2,442,896	0.75	348,985	720	74.69	5.94
30.01% - 35.00%	19	4,770,223	1.47	251,064	715	45.19	25.65
35.01% - 40.00%	15	4,497,180	1.39	299,812	708	43.13	14.40
40.01% - 45.00%	20	8,003,861	2.47	400,193	708	22.51	46.44
45.01% - 50.00%	27	11,076,147	3.41	410,228	726	21.35	30.85
50.01% - 55.00%	33	13,007,939	4.01	394,180	725	35.61	38.56
55.01% - 60.00%	58	20,013,487	6.17	345,060	730	17.13	33.45
60.01% - 65.00%	69	24,743,565	7.63	358,602	698	23.91	38.35
65.01% - 70.00%	113	35,459,548	10.93	313,801	715	13.60	57.59
70.01% - 75.00%	90	32,658,962	10.07	362,877	700	20.92	52.26
75.01% - 80.00%	575	155,598,414	47.96	270,606	698	18.53	58.21
80.01% - 85.00%	7	1,435,854	0.44	205,122	668	33.14	49.37
85.01% - 90.00%	32	6,340,730	1.95	198,148	693	25.33	38.45
90.01% - 95.00%	14	2,246,411	0.69	160,458	696	10.40	4.61
95.01% - 100.00%	4	512,600	0.16	128,150	697	38.39	68.47
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	20.73	50.12

Geographic Distribution of Mortgaged Properties of the Mortgage Loans in Loan Group II

State or Territory	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	329	129,411,839	39.89	393,349	705	69.22	16.58	61.61
New York	87	36,934,087	11.38	424,530	719	65.66	20.37	20.30
Florida	120	27,660,098	8.52	230,501	706	73.45	16.74	38.93
Maryland	72	24,139,952	7.44	335,277	696	71.75	30.51	65.00
Virginia	47	16,369,075	5.05	348,278	700	71.58	9.98	64.31
New Jersey	52	12,870,230	3.97	247,504	695	74.25	21.18	27.90
Arizona	51	10,010,296	3.09	196,280	683	74.71	17.58	80.01
Other (1)	335	67,065,118	20.67	200,194	704	73.35	30.05	39.96
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Subordinate Financing of the Mortgage Loans in Loan Group II

Range of Junior Ratios (%)	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
NO	665	201,576,915	62.13	303,123	707	67.88	21.55	37.87
YES	428	122,883,781	37.87	287,112	701	75.34	19.38	70.21
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Mortgage Loan Purpose of the Mortgage Loans in Loan Group II

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	440	135,590,124	41.79	308,159	695	66.59	21.91	44.57
Purchase	525	149,838,905	46.18	285,407	710	75.73	16.71	55.92
Rate/Term Refinance	128	39,031,666	12.03	304,935	716	65.69	32.01	47.13
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Mortgage Loan Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Express/No Assets	38	10,585,377	3.26	278,563	711	72.52	0.00	20.35
Express/No Doc	76	17,450,451	5.38	229,611	689	71.82	0.00	31.23
Express/No Doc/w/Assets	9	2,693,970	0.83	299,330	728	61.61	0.00	40.74
Express/with Assets	125	36,300,295	11.19	290,402	690	76.30	0.00	58.83
Full/Alternative	217	67,246,138	20.73	309,890	718	67.90	100.00	41.22
Limited	1	421,223	0.13	421,223	766	70.00	0.00	0.00
No Documentation	38	7,028,957	2.17	184,973	690	68.09	0.00	48.28
No Income/No Asset	5	924,982	0.29	184,996	675	77.41	0.00	23.96
No Ratio	45	10,005,856	3.08	222,352	668	75.20	0.00	93.31
Stated Income	508	160,970,893	49.61	316,872	706	70.52	0.00	55.67
Stated/Stated	31	10,832,554	3.34	349,437	707	67.87	0.00	20.92
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Occupancy Types of the Mortgage Loans in Loan Group II

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	282	59,781,787	18.42	211,992	715	73.20	9.49	60.45
Primary Residence	750	243,382,418	75.01	324,510	701	70.24	23.67	47.85
Second/Vacation	61	21,296,491	6.56	349,123	722	68.98	18.58	47.06
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Mortgaged Property Types of the Mortgage Loans in Loan Group II

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	111	33,828,587	10.43	304,762	709	70.89	7.82	50.79
Co-Op	1	196,417	0.06	196,417	813	27.21	100.00	0.00
Condominium	88	23,342,049	7.19	265,251	719	70.80	15.15	62.69
Hi-Rise Condo	7	3,356,014	1.03	479,431	732	74.32	14.00	43.42
Planned Unit Development	168	55,840,615	17.21	332,385	704	72.88	25.46	60.97
Single-family	712	206,629,164	63.68	290,210	702	70.02	22.19	45.88
Townhouse	6	1,267,850	0.39	211,308	684	77.75	25.97	40.07
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Prepayment Penalty Terms of the Mortgage Loans in Loan Group II

Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	389	116,460,960	35.89	299,386	708	69.17	27.88	44.24
6 Months	47	12,373,370	3.81	263,263	706	69.66	36.26	62.71
8 Months	1	148,749	0.05	148,749	698	80.00	0.00	100.00
12 Months	226	82,937,931	25.56	366,982	710	70.65	9.90	53.09
24 Months	69	21,086,775	6.50	305,605	706	69.52	10.33	56.04
36 Months	286	72,568,587	22.37	253,736	693	73.40	21.56	52.94
60 Months	75	18,884,324	5.82	251,791	706	71.98	22.52	47.20
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Interest Only Terms of the Mortgage Loans in Loan Group II

Interest Only Term	Number of Mortgage Loans	Principal Balance	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Not Interest Only	570	161,846,458	49.88	283,941	708	68.32	24.42	0.00
60 Months	261	80,073,290	24.68	306,794	702	72.65	16.62	100.00
120 Months	262	82,540,948	25.44	315,042	700	73.49	17.46	100.00
Total / Weighted Average	1,093	324,460,696	100.00	296,853	705	70.71	20.73	50.12

Contact Information Contacts
MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Doug Lucas	Tel: (212) 272-5451
Sr. Managing Director	dlucas@bear.com

MBS Structuring

Perry Rahbar	Tel: (212) 272-5451
Vice-President	prahbar@bear.com

MBS Banking

Ernie Calabrese	Tel: (212) 272-9529
Managing Director	ecalabrese@bear.com

Robert Durden	Tel: (212) 272-5714
Analyst	rdurden@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Vice-President	award@bear.com

Rating Agencies

Russell Long – S&P	Tel: (212) 438-5053
russell_long@standardandpoors.com

Todd Swanson – Moody’s	Tel: (415) 274-1714
todd.swanson@moodys.com